Registration No.  333-145316

________________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM SB-2

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________________________________

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

NEVADA (State or other jurisdiction of incorporation or organization)	7221 (Primary Standard) Industrial Classification Code Number)	03-0606420 (I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices, principal place of business and name, address and phone number of service agent)

____________________________________________

COPIES TO:

T. MICHAEL ANSLEY

COPY TO:

RICHARD W. JONES

21751 W. ELEVEN MILE ROAD

JONES, HALEY & MOTTERN, P.C.

SUITE 208

115 PERIMETER CENTER PLACE

SOUTHFIELD, MI  48076

SUITE 170

(248) 223-9160

ATLANTA, GA  30346

(770) 804-0500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or combination basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

_______________________________________________________________________________________________

Title Of Each Class Of Securities To Be Registered ---------------------------------------------------- Common Stock, par value $.0001 per share	Amount To Be Registered --------------- 500,000	Proposed Maximum Offering Price Per Unit -------------------------------- $5.00	Proposed Maximum Aggregate Offering Price (1) ------------------------- $2,500,000	Amount Of Registration Fee(2) ------------------- 76.75

________________________________________________________________________________________________

(1)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

(2)

Calculated under Section 6(b) of the Securities Act of 1933 as .0000307 of the aggregate offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 22, 2007

PRELIMINARY PROSPECTUS

DIVERSIFIED RESTAURANT HOLDINGS, INC.

500,000 SHARES OF COMMON STOCK

This is an initial public offering of up to 500,000 Shares of our common stock at a price of $5.00 per Share.

The offering is being conducted on a 100,000 share minimum of 500,000 maximum by our executive officers. All proceeds from the sale of the shares will be deposited into an escrow account with Charter One Bank, located in Royal Oak, Michigan, as escrow agent. If we are unable to sell at least 100,000 shares before the offering period ends, we will return all funds to the subscriber, without deduction or interest.

Unless earlier terminated, this offering of our common stock will remain open until all shares offered are sold or ____________________, whichever is earlier.  We may extend this offering in our discretion until ____________________. We may terminate this offering at any time.

We will sell the shares only to persons agreeing to purchase 100 shares or more. We have the right to accept or reject any subscriptions for shares offered hereby in whole or in part.

Pending the sale of 100,000 shares, all proceeds of the Offering will be deposited in escrow. Unless 100,000 shares are sold prior to _____________________ (or ________________ if we elect to extend the period of the Offering) (the "Offering Expiration Date") all funds will be returned to the purchasers without interest or deduction. If at least 100,000 shares are sold and the proceeds therefrom deposited into the Escrow Account prior to the Offering Expiration Date, the proceeds will be released and the Escrow Account terminated.  Thereafter, the Offering may continue pending receipt of subscriptions for 500,000 shares or until the Offering Expiration Date.

Prior to this offering, there has been no public market for the shares, and it is possible that no such trading will commence for a substantial period of time after the close of this offering if at all. The Company's common stock is not quoted on any national exchange. If trading commences it is contemplated that the shares will be traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. The public offering price for the shares will be $5.00 per Share. The price for the shares has been determined arbitrarily by us, and does not bear any direct relationship to our assets, operations, book or other established criteria of value.

THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE

SUBSTANTIAL DILUTION. YOU SHOULD CAREFULLY READ AND CONSIDER THE

"RISK FACTORS," COMMENCING ON PAGE 4 FOR INFORMATION THAT

SHOULD BE CONSIDERED IN DETERMINING WHETHER TO

PURCHASE ANY OF THE SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES

COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED

UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY

REPRESENTATION TO THE CONTRARY IS

A CRIMINAL OFFENSE.

_______________________________________________________________________________________________

Price to Public	Underwriting Discounts And Commissions (1)	Proceeds To Us (2)

Per Share . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 5.00	$0	$ 5.00
Total:
Minimum (100,000) shares	$ 500,000	$0	$ 500,000
Maximum (500,000) shares	$2,500,000	$0	$2,500,000

_______________________________________________________________________________________________

(1) Our executive officers and directors are offering the shares for sale, and no fees or commissions will be paid in connection with such sales.

(2) Before deducting offering expenses payable by us estimated to be approximately $50,000.

The date of this Prospectus is October 22, 2007

Page No.

PART I

Prospectus Summary

3

The Company

3

Where You Can Find Us

4

The Offering

4

Risk Factors

5

Use of Proceeds

16

Capitalization

17

Dilution

17

Shareholders

18

Business

18

Directors & Executive Officers

23

Principal Stockholders

26

Certain Relationships and Related Transactions

27

Plan of Distribution

27

Description of Capital Stock

27

Certain Provisions in the By Laws

30

Where You Can Find More Information

30

Forward Looking Statements

30

Experts

30

Legal Matters

31

Further Information

31

Consolidated Financial Statements

32

Unaudited Financial Statements for the Seventh Month Period Ended July 31, 2007 and 2006

34

Audited Financial Statements for Year End 2006 and 2005

47

PART II

Information Not Required in Prospectus

57

Signatures

62

Power of Attorney

63

PROSPECTUS SUMMARY

You should read the entire prospectus carefully, including the sections titled "Risk Factors," "Management", and "Certain Transactions" and the consolidated financial statements and the notes relating to the financial statements.

THE COMPANY

Diversified Restaurant Holdings, Inc. is a holding company that was formed September 25, 2006 in the state -of Nevada. The Company owns all the stock in three wholly owned subsidiaries, AMC Group, Inc., AMC Wings, Inc., and AMC Burgers, Inc. (References to the "Company", "we", "our" hereinafter shall refer collectively to the Corporate Group). AMC Group, Inc. is a Michigan corporation that was formed on March 28, 2007 to operate as a management company, and it will provide management services for all restaurants owned by the consolidated group. Affiliates of the Company currently own 9 operating Buffalo Wild Wing Restaurants (BWLD, NASDAQ), located in Michigan and Florida (the "Existing Restaurants"), and AMC Group, Inc. manages those Existing Restaurants in return for a management and advertising fee. AMC Wings, Inc. is a Michigan corporation that was formed on March 12, 2007, and it will own all new restaurants we develop in the future under the Buffalo Wild Wing concept. AMC Burgers, Inc. is a Michigan corporation that was formed on March 12, 2007, and it will own all new restaurants we develop using the Bagger Dave's concept. We are currently developing our first restaurant using this concept.

We are currently an operator of restaurants and we receive our revenues from management fees. However, all new restaurants developed by us will be owned by us. (BWLD, NASDAQ). In addition, AMC Wings currently has the option to purchase all the Existing Restaurants. The Company's strategic plan is to exercise its option to purchase the Existing Restaurants, and then own all the Restaurants it operates and manages. There is no assurance that this strategic plan will be achieved.

Buffalo Wild Wings Concept

The Buffalo Wild Wing (BWLD, NASDAQ) concept features made to order menu items, including buffalo style chicken wings covered in one of our twelve (12) signature sauces. In addition to fresh chicken wings, the Buffalo Wild Wings menu features specialty hamburgers and sandwiches, buffalito soft tacos, finger foods and salads. The twelve (12) Buffalo Wild Wing sauces from the mildest, teriyaki to the hottest blazing, are designed to compliment many of the Buffalo Wild Wing menu items, allowing guests to customize their meal by adding a signature sauce. Our Buffalo Wild Wing Restaurants feature a full bar, including approximately twenty domestic and imported beers on tap, a broad selection of bottled beer, wine and liquor. We also provide an array of value added entertainment with trivia games, 35-40 televisions, 7-10 big screen projection televisions, video games and a family friendly dining area. Our Buffalo Wild Wing Restaurants feature a flexible service model that allows entering guests to order at the counter for dine in or take out service or order at the table from our servers. This option allows our guests to customize each dining experience based on their different time demands or service preferences. We believe that the layout of our Buffalo Wild Wing Restaurants is attractive to both sports fans and families, as guests may move tables together to watch sporting events, to share a family dinner, or to join friends at the bar. By designing our restaurants with a layout that differentiates the dining and bar areas, we believe that we appeal to families while still targeting our 21-40 year old demographic. Our Buffalo Wild Wing Restaurants derive 10-20% of their sales from carryout. This is a key sales driver, since these sales are not dependent on seating capacity. Each store's infrastructure is designed to be conducive to such sales, making the order pick up process customer friendly. Our Buffalo Wild Wing Restaurants also implement lean kitchen processes, and we provide extensive training to our employees to ensure quality, correctness and on time delivery of customer orders. The Company currently operates nine (9) Buffalo Wild Wing Restaurants, with six (6) located in the Detroit, Michigan metropolitan area and three (3) restaurants located in the Tampa, Florida Metropolitan Area. The Company plans to expand its current portfolio of Buffalo Wild Wing Restaurants by opening sixteen (16) new Buffalo Wild Wing stores in Michigan and Florida. It is anticipated that these stores will be opened over a period of seven (7) years.

We are the owners and developers of Bagger Dave's Legendary Burgers and Fries, and this is our initiative to diversify our holdings by developing our own brand. Bagger Dave's will not offer drive-thru service, but rather will follow the fast casual service model, emphasizing take out and simple, fresh made to order products. The brand is being developed, and the first store is currently under construction in the Detroit metropolitan area.

The Bagger Dave's concept will not be a traditional "burger joint". The hope is to develop a warm eclectic coffee house feel in order to make the customers feel at home. Service, simplicity and memorable food will be the foundation of the Bagger Dave's concept.

Bagger Dave's burgers will be made from 100% fresh ground beef with no fillers or preservatives. The burgers will come in the "double bagger" (two patties) or "single bagger" (one patty) versions. The customer will be able to top his burger with a variety of complimentary toppings, including artesian cheeses, bacon, egg, avocado, sautéed mushrooms, fried onions, barbeque sauce, steak sauce and other standard condiments.

In addition to burgers, Bagger Dave's will offer kosher hot dogs, a veggie sandwich, a grilled cheese sandwich, a peanut butter and jelly sandwich, a BLT, salads and soups. Bagger Dave's will also offer two (2) types of french fries, which will be fresh cut in the store. The customer may chose french fries made from either Idaho potatoes or North Carolina sweet potatoes. The customer will also be able to choose cajun spices, ranch seasoning or a honey/cinnamon/sea salt mix. The Company also plans to develop signature-dipping sauces. Emphasizing the simplicity of the concept, Bagger Dave's stores will only offer one 24-ounce beverage size, and the customer will be able to choose from a variety of Coca Cola® fountain beverages. We will also offer bottled juices and water.

To enforce the name and branding concepts, Bagger Dave's products will be served in natural brown color bags with the logo stamped on each bag. In addition, while customers wait they will be able to help themselves to complimentary roasted in-shell peanuts in small brown bags.

The Company currently plans to develop twenty-five (25) restaurants under the Bagger Dave's brand in the state of Michigan, although this level of development may not be achieved. If the concept is well received and market conditions are favorable we may continue to grow throughout the Midwest and possibly nationally. We anticipate that we will franchise or license the Bagger Dave's concept to help accelerate our growth.

WHERE YOU CAN FIND US

We are located at 21751 W. Eleven Mile Road, Suite 208, Southfield, Michigan  48076.  Our telephone number is (248) 223-9160. Our facsimile number is 248-223-9165. If the concept is well received and market conditions are favorable we may continue to grow throughout the Midwest and possibly nationally. We anticipate that we will franchise or license the Bagger Dave's concept to help accelerate our growth.

THE OFFERING

Shares Offered . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Maximum 500,000 shares of common stock Minimum 100,000 shares of common stock
Price Per Share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$5.00
Shares Currently Outstanding . . . . . . . . . . . . . . . . . . . . .	17,930,000
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

We plan to use the proceeds from this offering for the following purposes:

--  Development of New Restaurants

--  Offering Expenses

--  Working capital and general corporate purposes

See "Use of Proceeds".

Manner of sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Solely through our officers and directors. We do not plan to use the services of an underwriter.
Commissions: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	No commissions will be paid on sales of shares in this offering.
Term of offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	The offering will begin on the date of this prospectus and will end on __________________ unless we elect to extend the offering period and in that case it will end __________________.
Minimum investment . . . . . . . . . . . . . . . . . . . . . . . . . . .	Each investor in this offering must purchase a minimum of 100 shares, for an aggregate purchase price of $500.
Escrow Arrangement . . . . . . . . . . . . . . . . . . . . . . . . . . .

This offering is being undertaken on a best efforts minimum of 100,000 shares and maximum of 500,000 shares. The proceeds from the sale of shares will be deposited into an escrow account with Charter One Bank, as escrow agent. If at least 100,000 shares are sold and the proceeds from such sales is deposited in the escrow account prior to the Offering Expiration Date, the proceeds will be released and the Escrow Account terminated. Thereafter, the offering may continue pending receipt of subscriptions for 500,000 shares or until the Offering Expiration Date. If the offering is terminated without achieving the minimum sale of 100,000 shares, all subscriptions will be promptly returned to the investors, without interest and without deduction.

Subscription agreements . . . . . . . . . . . . . . . . . . . . . . . .

Investors in the offering will be required to sign a subscription agreement at the time of their investment and deliver it together with payment for their shares, to Charter One Bank, as escrow agent. All subscription payments should be made payable to the order of "Diversified Restaurant Holdings, Inc. Escrow Account."

Participation by affiliates . . . . . . . . . . . . . . . . . . . . . . . .

Our affiliates may not purchase shares in the minimum offering to satisfy the minimum offering requirement. Affiliates may participate after the minimum offering has been completed; however, no affiliate has made any commitment to participate. We have not placed any limitation on the number of shares an affiliate may purchase in the offering.

(1) We plan to apply for quotation of the common stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. ("NASD"); however, our common stock may not be approved for quotation and we may not meet the requirements for quotation. In addition, even if a public trading market is developed, it may not be sustained. See "Risk Factors".

SUMMARY FINANCIAL DATA

The summarized consolidated financial data presented below is derived from and should be read in conjunction with (i) our audited financial statements as of December 31, 2006 and 2005 and for the years then ended, including the notes to those financial statements, and (ii) our unaudited interim consolidated financial statements for the seven months ended July 31, 2006 and 2007, including the notes to those financial statements.

These consolidated financial statements are included elsewhere in this prospectus. The following summarized consolidated financial data should also be read in conjunction with the section of this prospectus entitled "Plan of Operations":

Balance Sheet Data

		December 31
	July 31, 2007 (Unaudited)	2006	2005
Cash and Cash Equivalents	$ 210,009	$1,070,075	$ 0
Total Current Assets	$ 300,892	$1,179,127	$ 72,430
Total Assets	$1,789,685	$1,205,061	$ 85,495
Total Current Liabilities	$ 727,215	$ 237,120	$ 39,539
Total Liabilities	$ 727,215	$ 237,120	$ 39,539
Total Stockholders Equity	$1,062,470	$ 967,941	$ 45,956

Statement of Income Data

		Year Ended December 31
	Seven Months ending July 31, 2007 (Unaudited)	2006	2005
Revenues	$ 975,209	$1,524,559	$656,149
Compensation Costs	$ 493,906	$ 743,861	$517,386
Operating Expenses	$ 352,836	$ 651,050	$133,622
Net Income	$ 94,529	$ 120,722	$ 6,424

RISK FACTORS

The shares offered in this prospectus are speculative and involve a high degree of risk. Only those persons able to lose their entire investment should purchase any of the shares. Prior to making an investment decision, you should carefully read this prospectus and consider, along with other matters referred to herein, the following risk factors.

WE MAY NOT BE ABLE TO MANAGE OUR GROWTH

Our Company's expansion strategy will depend upon our ability to open and operate additional restaurants profitably. The opening of new restaurants will depend on a number of factors, many of which are beyond our control. These factors include, among others, the availability of management, restaurant staff and other personnel, the cost and availability of suitable restaurant locations, cost effective and timely planning, design and build-out of restaurants, acceptable leasing or financial terms and securing required governmental permits. Although we have formulated our business plans and expansion strategies based on certain assumptions, we anticipate that, as with most business ventures, we will be subject to changing conditions. Our assessments regarding timing and the opening of new restaurants as well as a variety of other factors may not prove to be correct, and/or such new restaurants may not be operated profitably.

UNCERTAINTY OF MARKET ACCEPTANCE

In the course of expansion of our concept, we will enter new markets in which we may have limited operating experience. There can be no assurance that we will be able to achieve success in our new markets or in our new stores.

New restaurants typically require several months of operation before achieving normal profitability. When we enter highly competitive new markets or territories in which we have not yet established a market presence, the adverse effects on revenue and profit margins may be greater and more prolonged.

COMPETITION

The food service industry is intensely competitive. Because of the nature of our concept as "fast casual," we will compete with national casual dining chains, such as Applebee's, T.G.I. Friday's and Chili's, national fast food chains, such as McDonald's, Burger King and Arby's, as well as local chains and independently-operated restaurants. Competition in the casual dining and fast food segments of the restaurant industry is expected to remain intense with respect to price, service, location, concept and the type and quality of food. There is also intense competition for real estate sites, qualified management personnel and hourly restaurant staff. Some of our competitors have been in existence longer than we have and they may be better established in markets where we are currently or may be located in the future. Further, many of these competitors have greater financial and other resources and market presence than we have.

GOVERNMENT REGULATIONS

The restaurant industry is subject to numerous federal, state and local governmental regulations, including those relating to the preparation and sale of food and alcoholic beverages, sanitation, public health, fire codes, zoning and building requirements. Termination of the liquor license for any restaurant would adversely affect the revenues of that restaurant and failure to obtain such licenses would adversely affect our expansion plans. We are also subject to laws governing our relationships with employees, including benefit, wage and hour laws, and laws and regulations relating to workers' compensation insurance rates, unemployment and other taxes, working and safety conditions and citizenship or immigration status. In certain states we may be subject to "dram-shop" statutes, which generally provide that a person injured by an intoxicated person has the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. While we carry liquor liability coverage, a judgment against us under a dram shop statute in excess of our insurance coverage, or any inability to continue to obtain such insurance coverage at reasonable costs, could have a material adverse effect on us. Failure to comply with any of these regulations or increases in the minimum wage rate, employee benefit costs or other costs associated with employees, could adversely us.

CERTAIN FACTORS AFFECTING THE RESTAURANT INDUSTRY

The restaurant industry is affected by national, regional and local economic conditions, changing consumer tastes and spending priorities, health concerns and trends, demographic trends, traffic patterns and the type, number and location of competing restaurants. Multi-unit chains such as ours can also be adversely affected by publicity resulting from food quality, illness, injury or other health concerns or operating issues stemming from one restaurant or a limited number of restaurants. Dependence on fresh produce and meats also subjects us to the risk that shortages or interruptions in supply, particularly of chicken wings, caused by unfavorable weather or other conditions, could adversely affect the availability, quality or cost of food supplies. In addition, factors such as inflation, increased food, labor and employee benefit costs, and the availability of qualified management and hourly employees may also adversely affect the restaurant industry in general and our restaurants in particular. We may be the subject of litigation based on discrimination, personal injury and other claims. None of the foregoing factors can be predicted with any degree of certainty and any one or more of these factors could have a material adverse effect on our financial condition and results of operations. Our continued success will depend in part on our ability to identify and respond appropriately to changing conditions. See "Business--Competition."

NEED FOR ADDITIONAL FINANCING

We manage nine (9) restaurants and expect to open four (4) more restaurants in 2007. The Company anticipates that the proceeds received in this offering, together with cash from operations, equipment leasing and landlord construction contributions (when available) will be sufficient to fund our expansion plans for 2007 and 2008. These estimates may prove to be inaccurate. To continue the expansion at the same or higher level, we anticipate that additional funding will be necessary. We may not be able to obtain such additional financing or we may not be able to obtain it on favorable terms, if at all.

DEPENDENCE ON KEY PERSONNEL

Our ability to develop and market our products and to maintain a competitive position depends, in large part, on our ability to attract and retain qualified personnel. There can be no assurance that we will be able to attract and retain such personnel. In particular, we are presently dependent upon the services of T. Michael Ansley and Jason T. Curtis. We do not have employment agreements with and do not maintain key person insurance on any of our employees. Our inability to retain the full-time services of any of these people or attract other qualified individuals could have an adverse effect on us, and there would likely be a difficult transition period in finding replacements for any of them. In an effort to attract and retain key personnel, our Articles of Incorporation limit the personal liability of our directors and our Bylaws provide that each director, officer and employee of the Company shall be indemnified by the Company to the fullest extent permissible by applicable law.

TRADEMARKS, SERVICE MARKS AND TRADE SECRETS

We place considerable value on our trademarks, service marks and trade secrets. We intend to actively enforce and defend our intellectual property. We may not be successful in enforcing our intellectual property rights. Our intellectual property may not be of value and our use of our property may be determined to violate the property rights of others if our rights are challenged. See "Business--Trademarks, Service Marks and Trade Secrets."

CONTROL BY EXISTING MANAGEMENT

Our executive officers and directors will beneficially own approximately 71% of the outstanding shares of Common Stock of the Company after this offering. As a result of such ownership, such stockholders as a group have the ability to influence actions requiring stockholder approval, including the election or removal of the members of the Board of Directors, and changes in control of the Company. See "Principal Stockholders."

NO PRIOR PUBLIC MARKET FOR COMPANY'S SECURITIES; POSSIBLE VOLATILITY OF MARKET PRICE

Prior to this offering, there has been no public market for any of our securities. Although we will apply for listing of our stock on NASDAQ over the counter market, there can be no assurance that an active public market for our stock will develop or be sustained after the offering. The initial offering price of the shares have been arbitrarily determined. The initial offering price bears no relationship to our assets, book value, earnings, net worth or other recognized criteria of value. Market prices for securities in this industry can be highly volatile, and the market has experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Announcements of new restaurant openings or closings by us or our competitors, changes in our comparable unit sales, government regulation, general market conditions, as well as quarterly fluctuations in our revenues and financial results and other factors, may have a significant impact on the market price of our securities. In particular, the realization of any of the risks described in the "Risk Factors" set forth in this Prospectus could have a dramatic and adverse impact on such market price. If our stock is delisted from NASDAQ, it would be subject to more extensive penny stock regulation. In either such event, it may be more difficult for broker-dealers to sell our stock and purchasers of the shares of stock offered hereby may have difficulty in selling their shares in the future in the secondary trading market.

POTENTIAL ADVERSE MARKET IMPACT OF SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of Common Stock (including shares issued upon the exercise of outstanding warrants) in the public market following this offering could have an adverse affect on the market price of our stock. Such sales may also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that the Company would deem appropriate. Upon completion of this offering, the Company will have 18,430,000 shares of Common Stock issued and outstanding, assuming all the shares offered hereby are sold. Following this offering, the Shares offered hereby will be freely tradeable, except for shares purchased by an affiliate of the Company, which shares will be subject to the limitations of Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144").

ADVERSE EFFECT OF UNDESIGNATED STOCK AND ANTI-TAKEOVER PROVISIONS

Our authorized capital includes 10,000,000 shares of blank check preferred stock. Our Board of Directors has the power to issue any or all of the shares of preferred stock, including the authority to establish one or more series and to fix the powers, preferences, rights and limitations of such class or series, without seeking stockholder approval. Further, as a Nevada corporation, the Company is subject to provisions of the Nevada Business Corporations Act ("NBCA") regarding "control share acquisitions" and "business combinations." In the future we may consider adopting anti-takeover measures. The authority of the Board to issue undesignated stock and the anti-takeover provisions of the NBCA, as well as any future anti-takeover measures adopted by us, may, in certain circumstances, delay, deter or prevent takeover attempts and other changes in our control which is not approved by management and the Board of

Directors. As a result, our stockholders may lose opportunities to dispose of their shares at favorable prices generally available in takeover attempts or that may be available under a merger proposal and the market price, voting and other rights of the holders of Common Stock may also be affected. See "Description of Securities."

ABSENCE OF DIVIDENDS

We have not declared or paid any cash dividends on our Common Stock since its inception and we do not anticipate declaring or paying any such cash dividends in the foreseeable future. See "Dividend Policy."

NO ASSURANCE OF PROFITABILITY

We may experience operating losses as we develop and implement our business plan.  As a result, we may not be able to achieve or maintain profitability.

THE PRICE OF OUR COMMON STOCK AFTER THIS OFFERING IS LIKELY TO BE VOLATILE AND MAY FALL BELOW THE INITIAL PUBLIC OFFERING PRICE

The market for common stock is highly volatile. The trading price of common stock could be subject to wide fluctuations in response to, among other things:

- quarterly variations in operating and financial results,

- announcements of new products or services by us or our competitors,

- changes in prices of our products and services or our competitors' products and services,

- changes in our revenue and revenue growth rates, and

Statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the market in which we do business or relating to us could result in an immediate and adverse effect on the market price of our common stock. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our common stock. In addition, Investors may be unable to resell their shares at or above the initial public offering price. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. A securities class action lawsuit against us could result in substantial costs and a diversion of management's attention and resources.

POSSIBLE ISSUANCE OF ADDITIONAL SHARES WITHOUT STOCKHOLDER APPROVAL COULD DILUTE STOCKHOLDERS

As of the date of this prospectus, we have an aggregate of 17,930,000 shares of common stock outstanding. In addition, we have warrants to purchase an additional 800,000 shares of common stock outstanding, and our directors have options to purchase an additional 150,000 share of common stock. Although there are currently no other material plans, agreements, commitments or undertakings with respect to the issuance of additional shares of common stock or securities convertible into any such shares, if any shares are issued in the future, they would further dilute the percentage ownership of our common stock held by our stockholders.

SALE OF RESTRICTED SHARES, COULD REDUCE THE MARKET PRIICE OF OUR COMMON STOCK

All of the 17,930,000 outstanding shares of our common stock are restricted, which means that they may be sold only under certain conditions. If a large number of such restricted shares are sold, it may reduce the value of your shares.

THE OFFERING PRICE WAS ARBITRARIRLY DETERMINED AND IT MAY NOT REFLECT OUR VALUE AS PERCEIVED BY THE MARKET

No investment banker, appraiser or other independent third party has been consulted concerning this offering or the fairness of the offering price of the shares. We have arbitrarily determined the offering price and other terms relative to the shares offered. The offering price may not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, since we do not have a professional underwriter, we may not be able to sell shares as quickly and we may not be able to sell as many shares. We may not be able to sell any shares.

PENNY STOCK REGULATIONS COULD INHIBIT THE TRADING OF OUR STOCK IN THE SECONDARY MARKET

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Prior to a transaction in a penny stock, a broker-dealer is required to:

-

deliver a standardized risk disclosure document prepared by the SEC that provides information about   penny stocks and the nature and level of risks in the penny stock market;

-

provide the customer with current bid and offer quotations for the penny stock;

-

explain the compensation of the broker-dealer and its salesperson in the transaction;

-

provide monthly account statements showing the market value of each penny stock held in the customer's account; and

-

make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. We expect our shares to be subject to the penny stock rules and as such investors may find it more difficult to sell their shares.

WE HAVE NO PRIOR EXPERIENCE IN CONDUCTING A PUBLIC OFFERING AND WE COULD RAISE LESS FUNDS THAN A MORE EXPERIENCED MANAGEMENT TEAM MIGHT RAISE

The successful completion of this offering will be directly dependent upon our ability, including our officers and directors, to structure the offering, manage the offering process, and sell our common stock. This offering is the first public offering that we have participated in, and there is a risk that we may be ineffective in managing the sales process. As a consequence, the amount of funds we raise could be less than a more experienced management team or a broker dealer might raise. The less we raise in this offering, the less able we will be to respond to unanticipated increases in expenses or decreases in anticipated revenues, and the greater the risk that we will be required to raise additional capital or to seek alternative means of funding.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION UPON COMPLETION OF THIS PUBLIC OFFERING

The initial public offering price of our common stock is higher than the book value per share of our outstanding common stock. This means that new investors will pay an amount for their shares that is more than our per share book value. Book value equals our assets minus our liabilities. As a result of these factors, you will suffer an immediate and substantial dilution in net tangible book value per share of the common stock from the initial public offering price in the amount of $4.807 per Share, assuming the sale of all the shares offered in this offering and $4.913 per share, assuming the minimum number of shares offered hereby are sold. (See "Dilution"). In addition, investors in this offering will contribute 71.8% of the Capital of the Company, but will only own 2.7% of the shares outstanding after a successful completion of the offering. (See "Shareholders").

OUR OFFICERS HAVE NO EXPERIENCE IN OPERATING A PUBLIC COMPANY AND THIS COULD IMPAIR OUR ABILITY TO SATISFY PUBLIC COMPANY FILING REQUIREMENTS AND INCREASE OUR SECURITIES COMPLIANCE COSTS

Our officers have no prior experience as officers of a publicly traded company, or in complying with the regulatory requirements applicable to a public company. As a result, our chances of successfully implementing our business plan are reduced. In addition, we could have difficulty satisfying the regulatory requirements applicable to public companies, which could adversely affect the market for our common stock. At present, we rely upon outside experts to advise us on matters relating to financial accounting and public company reporting. While we believe that it will be possible to satisfy our public company reporting requirements through the use of third party experts, our general and administrative costs will remain higher to the extent our officers alone are not able to satisfy our public company reporting requirements.

LEGAL ACTIONS COULD HAVE AN ADVERSE AFFECT ON US

We could face legal action from a franchisor, government agency, employee or customer. Many state and federal laws govern our industry and if we fail to comply with these laws we could be liable for damages or penalties. Further, we may face litigation from customers alleging that we were responsible for some illness or injury they suffered at or after a visit to our restaurants, or that we have problems with food quality or operations. We may also face litigation resulting from employer-employee relations, including age discrimination, sexual harassment, gender discrimination or local, state and federal labor law violations as an example. Expensive litigation may adversely affect both our revenue and profits.

AN INCREASE IN THE COST OF OUR FOOD PRODUCTS COULD ADVERSELY AFFECT OUR OPERATING RESULTS

If the cost of chicken wings or beef increases, our cost of sales will increase and operating income could be reduced. Our primary food products are fresh chicken wings and ground beef. Any material increase in the cost of fresh chicken wings or ground beef could adversely affect operating results. Our cost of sales could be significantly affected by increases in the cost of fresh chicken wings and ground beef, which can result from a number of factors, including seasonality, increases in the cost of grain, disease and other factors that affect availability, and greater international demand for domestic chicken and beef products. We also depend on our franchisor to negotiate prices and deliver product to us at a reasonable cost.

FAILURE TO GAIN ACCEPTANCE IN FLORIDA COULD HAVE A NEGATIVE IMPACT ON OUR OPERATIONS

The Buffalo Wild Wings concept may not gain acceptance in the Florida market. If we fail to gain acceptance in the Florida market, this could impede our financial performance.

THE BAGGER DAVE'S CONCEPT MAY NOT BE ACCEPTED

The Bagger Dave's concept developed by us may not be accepted. We have not opened a Bagger Dave's restaurant to date and the general public may not accept this concept. This of course would have a severe negative impact on our financial performance.

IF WE ARE UNABLE TO OPEN NEW RESTAURANTS IN A TIMELY MANNER, WE MAY SUFFER NEGATIVE CONSEQUENCES

If we are unable to successfully open new restaurants in a timely manner, our revenue growth rate and profits may be adversely affected. To successfully expand our business we must open restaurants in a timely and profitable manner. In the past we have experienced delays in restaurant openings and we may face similar delays in the future. These delays may trigger financial penalties by the franchisor as provided in Area Development Agreements. These delays may not meet the expectations of stock analyst, which may negatively affect our stock price. Further, future restaurants may not meet operating results similar to those of existing locations. Our ability to expand successfully will depend on the following factors:

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Locating and securing quality locations in new and existing markets;

•

Negotiating acceptable leases or purchase agreements;

•

Securing acceptable financing for new locations;

•

Cost effective designs by us and franchisors;

•

Timely planning and build-out of restaurants;

•

Obtaining and maintaining required local, state and federal government approvals and permits related to construction of the restaurants and the sale of food and alcoholic beverages;

•

Creating brand awareness in new markets;

•

General economic conditions;

THE OPENING OF RESTAURANTS CLOSE TO OUR RESTAURANTS MAY REDUCE OUR OPERATING PERFORMANCE

New restaurants added to our existing markets, whether by us, other franchisees or the franchisors may take sales away from our restaurants. We intend to open restaurants in our existing markets and this may impact revenues earned by our existing restaurants. Also, the franchisor or other franchisees could open restaurants in neighboring territories that may affect the sales of our existing restaurants as well. These activities may reduce overall operational performance.

ACTIONS BY THE FRANCHISOR COULD NEGATIVELY AFFECT OUR BUSINESS AND OPERATING RESULTS

We depend on the business decisions made by our franchisor, and these decisions affect the integrity of each individual brand. Business decisions made by each franchisor could adversely impact our operating performance. We are dependent on the individual success of each brand.

COMPLIANCE WITH SARBANES OXLEY MAY BE COSTLY

The application of new accounting standards and unforeseen regulation may impact our operating performance and profits. As we move forward we will be implementing accounting procedures to comply with the Sarbanes-Oxley Act of 2002. These procedures may require us to incur substantial audit and internal control related expenses in the future.

IF WE FAIL TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES, WE WILL BE UNABLE TO OPERATE EFFECTIVELY

The success of our restaurants depends on our ability to attract, motivate and retain a sufficient number of qualified restaurant employees, including managers, kitchen staff and wait staff. We may not be able to attract and retain qualified personnel to operate and manage our restaurants. Our inability to recruit and retain these individuals may delay the planned openings of new restaurants and increase turnover at existing restaurants. This could impact our expansion strategy and lead to higher labor costs, which would negatively impact our operating results. Further, the loss of any or our key executive officers would likely adversely impact our performance.

CHANGES IN CONSUMER PREFERENCES OR DISCRETIONARY CONSUMER SPENDING COULD NEGATIVELY IMPACT OUR BUSINESS

The success of our business depends, in part, upon the popularity of both Buffalo, New York-style chicken wings and hamburgers. We also depend on trends of consumers eating away from home more often. Shifts away from these current trends could impact our sales negatively. These shifts may include consumer dietary changes as they avoid foods with high cholesterol, fat or carbohydrate content, which are offered on our menus. Negative publicity related to these issues could also impact our financial performance. Smoking bans by state or local governments could adversely affect our performance as well. Economic conditions could affect consumer discretionary spending, which could impact the amount of money they have to spend in our restaurants, again negatively impacting our revenue and profits.

WE ARE SUSCEPTIBLE TO ADVERSE TRENDS AND ECONOMIC CONDITIONS IN MICHIGAN

The majority of our restaurants are and will be located in Michigan, and the Michigan economy is tied to a large degree to the automobile industry. This area is susceptible to strikes, industry lay-offs and possibly auto company bankruptcies, which could negatively affect customer counts and consumer discretionary spending, and which in turn would adversely impact our revenue and profit.

WE COULD BE ADVERSELY IMPACTED BY WEATHER IN FLORIDA

Our locations in Florida are and will be located in the Tampa, Sarasota and Bradenton markets along the Gulf of Mexico. This area is prone to tropical storm and hurricane conditions and the impact from such storms could cause substantial damage to one or more restaurants and this could negatively impact our financial performance. Further, future property insurance deductibles and premiums could negatively impact our profits.

OUR ABILITY TO RAISE CAPITAL IN THE FUTURE MAY BE LIMITED, WHICH COULD ADVERSELY IMPACT OUR BUSINESS

Changes in our operating plans, acceleration of our expansion plans, lower than anticipated sales, increased expenses or other events, including those described in this section, may cause us to seek additional debt or equity financing. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could negatively impact our growth and other plans as well as our financial condition and results of operations. Additional equity financing, if available may be dilutive to the holders of our common stock and may involve significant cash payment obligations and covenants and/or financial ratios that restrict our ability to operate and expand.

OUR CURRENT INSURANCE MAY NOT PROVIDE ADEQUATE LEVELS OF COVERAGE AGAINST CLAIMS

We currently maintain insurance that is customary, required in our franchise agreements and leases. However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure against, such as losses due to natural disasters or terrorism. Such damages from loses may cause direct economic impact to us and our restaurants.

IMPROPER FOOD HANDLING MAY AFFECT OUR BUSINESS ADVERSELY

There are health risks associated with eating improperly handled or prepared food items. Negative publicity resulting from improper handling of food items may adversely affect our sales and impact our revenue and profits negatively. Although we carry insurance for these types of events, the coverage may not be sufficient.

WE HAVE NO PLANS TO PAY CASH DIVIDENDS

We intend to reinvest our earnings, if any, in the development of our business, and we have no plans to pay any cash dividends on our common stock in the foreseeable future.

WE WERE RECENTLY FORMED AND WE HAVE NO HISTORY OF OPERATIONS

We were recently formed in September of 2006 and since that time we have been primarily involved in the acquisition of AMC Group, LLC and the development of a business plan as a holding company for our subsidiaries.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes. This discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including, but not limited to, those discussed in "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

As of December 31, 2006, we managed nine (9) Buffalo Wild Wing locations through our wholly owned subsidiary, AMC Group, Inc. (formerly AMC Group, LLC). Six (6) of these restaurants are located in the Detroit, Michigan Metropolitan Area. Three (3) restaurants are located in the Tampa, Florida Metropolitan Area. In 2006 our revenue was derived entirely from ongoing management fees collected from the Existing Restaurants pursuant to Service Agreements entered into with the owners of the Existing Restaurants.

We were founded in September, 2006 as a holding company for AMC Group, Inc., AMC Wings, Inc. and AMC Burgers, Inc. Michael Ansley, our current Chief Executive Officer, President and Chairman of the Board has been a franchisee with Buffalo Wild Wings, Inc. for over 12 years.

Our revenues have been generated from management fees and marketing fees. In addition, our expansion has been funded by contributions from our shareholders. We also have obtained lines of credit with GE Franchise Finance and Charter One Bank in order to fund the planned development of our four (4) new restaurants in 2007.

One of our most important initiatives is the development of our new concept: Bagger Dave's Legendary Burgers and Fries. We hope to open our first Bagger Dave's Restaurant in Berkley, Michigan (a northern Detroit suburb) by early fall of 2007. The concept will feature hand formed hamburger patties with hand cut sweet potato and regular Idaho potato french fries. Hand dipped milkshakes and cookies will also be offered. All items will be fresh, never frozen and made to order. We hope this concept will fit into the trend away from traditional fast food to a better quality product. This concept will also help us diversify our revenue sources and our risks.

The development of our concept is important, because we will not be required to pay franchise fees or royalty costs, which would be necessary if we become a franchisee in a concept owned by someone else. If successful, having our own concept will allow us to grow regionally and possibly nationally. We also anticipate that we will franchise or license the Bagger Dave's concept to proven operators.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

In the ordinary course of business, we have made a number of estimates and assumptions in the preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ significantly from those estimates under different assumptions and conditions. We constantly re-evaluate these significant factors and make adjustments where facts and circumstances dictate.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" (hereinafter "SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company's financial condition or results of operations.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87,88,106, and 132(R)" (hereinafter "SFAS No. 158"). This statement requires an employer to recognize the over funded or under funded statues of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not for profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year end statement of financial position, with limited exceptions. The adoption of this statement had no material effect on the Company's financial condition or results of operations.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements," (hereinafter "SFAS No. 157") which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company has not yet determined the financial impact of adopting SFAS No. 157.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" (hereinafter "FIN 48"), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any the adoption of FIN 48 will have on its disclosure requirements.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140" (hereinafter "SFAS No. 155"). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity ("SPE") may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no immediate impact on our financial condition or results of operations.

Liquidity

Our current consolidated cash flow from operations for the period ending July 31, 2007 is $181,042. This cash flow is         derived primarily from the collection of management fees and the issuance of common stock through an earlier private placement. In addition, going forward we will receive cash flow from the operations of our new DRH, Inc. affiliated restaurants. Ongoing management fees collected will be used for material future obligations (signed leases) and commitments for expenditures. Our new  ~~affiliated~~  restaurants will also be funded by future debt financing , which we expect to be ~~instruments~~ provided by Charter One Bank or GE Capital. These new restaurants include:

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North Port, Florida – Buffalo Wild Wings

•

Riverview, Florida – Buffalo Wild Wings

•

Berkley, Michigan – Bagger Dave’s

•

Petoskey, Michigan – Buffalo Wild Wings

•

Grand Blanc – Buffalo Wild Wings

Management believes that consumer awareness of the Buffalo Wild Wings brand nationally is increasing due to increased advertising and increased market penetration by the franchisor. Management also believes this will improve our ability to borrow the funds necessary to add additional restaurants.

The Bagger Dave's concept is new, and as with all new concepts we expect to incur significant expenses before we reach a break-even status. However, there is no assurance that we will achieve a break-even status on this concept. We believe there is a market for fresh handmade products, especially hamburgers and french fries. We will evaluate the performance of our first location, which is due to open in late 2007. If this concept proves unsuccessful this could negatively impact our financial position.

Off Balance Sheet Arrangements

An Off-Balance Sheet arrangement  ~~does~~  exist s between AMC Group, Inc. , are of our wholly owned subsidiar ies  ~~affiliate~~  and TMA Enterprises of Novi, Inc., which is a Buffalo Wild Wings unit managed by AMC Group, Inc.

On Aril 5, 2007 TMA Enterprise of Novi, Inc. entered into a loan with General Electric Capital Corporation for $719,950.47. That loan ~~instrument~~  was used to refinance the existing ~~outstanding~~  debt of $369,950.47 and add provided an additional $350,000 to help finance a five year remodel of that restaurant. AMC Group, Inc. is a g ~~G~~ uarantor of this debt.  This is the only o ~~O~~ ff- b ~~B~~ alance s ~~S~~ heet arrangement that management is aware of at this time.

Exercise of Option to Purchase

As previously indicated we have an option to purchase the restaurant that we currently manage.

We expect that we will exercising those options and acquire each restaurant, although there is no assurance this will occur. In the event we do exercise these options, these restaurants operate under management contracts such that the only effect of those operations on our financial statements is the inclusion of management fee and advertising revenue and associated advertising expense. After an acquisition the assets and liabilities of the restaurant would be included in our consolidated balance sheet and the restaurant operations, including revenue, cost of sales and all other expense categories would be included in our consolidated income statement.

We will need to acquire these restaurants by using potential cash reserves, additional debt instruments or issuance of additional stock. We could use a combination of these methods, extend the option or opt not to exercise the option. Additional debt could impede our financial performance if the acquired restaurants under perform. Also, if we issue additional stock to acquire the restaurants this will dilute the stock and potentially have a negative impact on the

Company's stock price.

If we exercise this option, we should see an increase in our revenue, cash flow and net income as these Buffalo Wild Wings units are acquired. This will be a direct result of each restaurant's contribution on a consolidated basis. This of course assumes that these units continue to perform favorably.

Such acquisitions shall include the increased leverage of assuming the existing debt of these entities and potential outstanding and future legal liability.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

Our only source of revenue to date is the collection of management and marketing fees from service agreements with nine (9) Buffalo Wild Wings restaurants located in Michigan and Florida.

Seven Months ended July 31, 2007 compared to Seven Months ended July 31, 2006

REVENUE – Net revenue increased $229,957 or 30.85% during the first 7 months of 2007 to $975,209 from $745,252 during the same period of 2006.  This improvement is a result of fees collected from the new Warren, Michigan location that did not exist in first half of 2006.  Also, the Brandon, Florida Buffalo Wild Wings did not contribute management and advertising fees in 2006, but now is contributing a 3% management fee resulting from an improved economic performance.  Same store sales also increased in the early part of 2007 also improving our performance.

PAYROLL COST – Our payroll cost increased $141,601 or 40.19% to $493,906 from $352,305, primarily again because of added additional personnel in operations, marketing, accounting and human resources in order to accommodate our growth objectives.  Not all of these positions were filled in early 2006.

OPERATING EXPENSES – Total operating expenses rose $28,672 or 8.84% to $352,836 from $324,164.  This increase is a result of increased advertising expenses in the first quarter of 2007 that were not reflected in the first quarter of 2006 due to a change in how we our billed from our ad agency (Berline) representing the Detroit Buffalo Wild Wings Cooperative that we participate with two other Buffalo Wild Wings franchisees.  Also our office rent increased slightly.

OPERATING PROFITS – Operating profit for the first seven months of 2007 rose $59,684 or 86.77% to $128,467 from $68,783.  This increase resulted from increased management/marketing fees collected from new locations and increases in revenue generated from ongoing operation of Buffalo Wild Wings restaurants.

OTHER INCOME & EXPENSE – Other expense decreased 66.86% or $1,925 to $954 from $2,879.  This improvement is largely a reflection of a more favorable rate in the Michigan Single Business Tax and the absence of a short-term interest payment in 2006.

INCOME BEFORE TAXES – Our income before taxes improved by 93.48% or $61,609 to $127,513 from $65,904.

NET INCOME – Our net income improved 43.43% or $28,625 to $94,529 from $65,904.  Again, this increase is largely a direct result of new management fees from new Buffalo Wild Wings units coming on line.

Year ended December 31, 2006 compared to the Year ended December 31, 2005

REVENUE - Net revenue increased $868,410 or 132% in 2006 to $1,524,559 from $656,149 in 2005. This reflects a 2% marketing fee that was not collected in 2005. Our results also benefited from the opening of two new Buffalo Wild Wing locations in Sarasota, Florida and Warren, Michigan, which we manage. Same store sales increased at restaurants we manage and this directly increased our management/marketing fee revenue.

PAYROLL COST - Our payroll expense rose $226,475 or 44% to $743,861 in 2006 from $517,386 in 2005, primarily due to the fact that we added additional personnel in operations, marketing, accounting and human resources in order to accommodate our growth plans.

OPERATING EXPENSES – Total operating expenses rose $517,428 or 387% to $651,050 in 2006 from $133,622 in 2005. The large increase was the direct result of adding the advertising expense responsibilities of the nine (9) Buffalo Wild Wings locations that we manage through our AMC Group, Inc. Components of operating expenses were:

·

General and Administrative expenses rose $509,527 or 487% to $613,813 in 2006 from $104,286 in 2005. Advertising expenses accounted for $442,000 of this increase. We also incurred an increase in legal expenses and office supplies

·

Occupancy Cost increased $1,099 or 3.87% to $29,493 in 2006 from $28,394 in 2005 on our office   space in   Southfield, Michigan

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Depreciation and Amortization increased $6,802 or 722% to $7,744 in 2006 from $942 in 2005 as we       added additional computers and office furniture to accommodate new personnel

OPERATING PROFITS – The operating profit for the year ended December 31, 2006 rose $124,507 or 2,422% to $129,648 from $5,141 in 2005. This increase resulted from the additional management/marketing fees collected from new locations and increases in revenue generated from ongoing operations of our Buffalo Wild Wings restaurants.

OTHER INCOME & EXPENSE – Other expenses total $8,926 and included a Michigan Single Business Tax charge of $8,098 and a small interest payment of $4,326 for a short-term loan before our Private Placement in 2006.

NET INCOME – Our net income improved by $114,298 or 1,779

% to $120,722 in 2006 from $6,424 in 2005.

USE OF PROCEEDS

The net proceeds to us from this Offering, after deducting estimated offering expenses of $50,000, are estimated to be approximately $450,000 assuming the Minimum Offering is sold, and $2,450,000 assuming the Maximum Offering is sold. We expect to use such net proceeds as follows:

	Approximate		Approximate Percentage
Application of Proceeds	Dollar Amount		of Net Proceeds

	Minimum	Maximum	Minimum	Maximum

Development of New Restaurants(1)
Organization Cost	$ 14,803	$ 80,593	3.87%	3.87%
Licenses & Fees	$ 8,492	$ 46,232	2.22%	2.22%
Leasehold Improvement	$ 174,497	$ 950,037	45.62%	45.62%
Furniture, Equipment & Fixtures	$ 157,169	$ 855,699	41.09%	41.09%
Opening Expenses(2)	$ 27,540	$ 149,940	7.20%	7.20%

Development Cost Total:	$ 382,500	$ 2,082,500	85%	85%

Working Capital and General Corporate Purposes(3):	$ 67,500	$ 367,500	15%	15%

Total:	$ 450,000	$ 2,450,000	100%	100%

(1)  The company has typically contributed 30% of equity for a new restaurant, while borrowing 70% from a financial institution. Generally such loans have a fixed interest rate and a 7 year amortization at fixed rate.

(2)  These figures represent the cost of paying payroll, advertising costs, and purchasing inventory in connection with the initial opening of a new restaurant.

(3)  Represents amounts to be used for working capital and general corporate purposes, including rent expense, corporate overhead, administration and ongoing professional fees.

The net proceeds from this offering, together with internally generated funds, are expected to be adequate to fund our working capital needs for the next 12 months. See "Plan of Operation". There can be no assurance that such funds will be sufficient to fund our operations for 12 months. If not, we could be forced to seek additional funding. There is no assurance we could obtain such funding.  (See "Risk Factors".) Pending use of the proceeds from this offering as set forth above, we may invest all or a portion of such proceeds in marketable securities, short-term, interest-bearing securities, U.S. Government securities, money market investments and short-terms, interest-bearing deposits in banks.

CAPITALIZATION

The following table sets forth our capitalization at July 31, 2007, and as adjusted to show the sale of the minimum number of 100,000 shares of common stock offered hereby at a public offering price of $5.00 per Share, including the application of the net proceeds of such sale, as described in "Use of Proceeds". See "Description of Capital Stock".

		July 31, 2007 (unaudited)
	Actual	As Adjusted Minimum (1)	As Adjusted Maximum (2)
Liabilities:
Current Liabilities	$727,215	$727,215	$727,215
Stockers' Equity:
Stockholders' Equity:

Common Stock $.0001 par value per Share;

100,000,000 shares authorized; 17,930,000

Shares issued and outstanding; 18,030,000 and 18,430,000 Shares Issued and outstanding, as adjusted (assuming the minimum and maximum number of Shares are sold respectively)

Paid-In Capital. ……………………………………

	$ 1,793 $ 977,932	$ 1,803 $1,477,922	$ 1,843 $3,477,882
Retained earnings …………………………………………	$ 82,745	$ 82,745	$ 82,745
Total Stockholders' Equity	$1,062,470	$1,562,470	$3,562,470
Total Liabilities and Stockholders' Equity	$1,789,685	$2,289,685	$4,289,685

(1)

Assumes the sale of 100,000 shares, or the minimum number of shares in the offering.

(2)

Assumes the sale of 500,000, or the maximum number of shares in the offering.

DILUTION

Our net tangible book value at July 31, 2007 is $1,062,470 or $.059 per share of common stock. Net tangible book value per Share represents the amount of total tangible assets less liabilities, divided by 17,930,000, the number of shares of common stock outstanding at July 31, 2007. See "Description of Capital Stock". "Dilution" means the difference between the public offering price and the pro-forma net tangible book value per share after giving effect to the offering.

Maximum

After giving effect to the sale of 500,000 shares (assuming that the maximum number of shares offered hereby are sold), the as adjusted net tangible book value at July 31, 2007 would be 3,562,470 or $.193 per share. The following table illustrates this per share dilution to investors in the offering:

Maximum (2)

Public offering per Share of Common Stock Offered hereby(1). . . . . . . . . . . . . . . . . . . .	$5.00
Net tangible book value per Share before offering . . . . . . . . . . . . . . . . . . . . . . . . . . .	.059
Increase per Share attributable to new investors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	.134
As adjusted net tangible book value per Share after offering. . . . . . . . . . . . . . . . . . .	.193
Dilution per Share to new investors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . _______________________	$4.807
(1) Assumes an offering price of $5.00 per Share, before deduction of offering expenses. (2) Assumes the sale of all the shares offered hereby.

Minimum

After giving effect to the sale of 100,000 shares (assuming that the minimum number of shares offered hereby are sold), the as adjusted net tangible book value at July 31, 2007 would be 1,562,470 or $.087 per share. The following table illustrates this per share dilution to investors in the offering:

Minimum (2)

Public offering per Share of Common Stock Offered hereby(1). . . . . . . . . . . . . . . . . . . .	$5.00
Net tangible book value per Share before offering . . . . . . . . . . . . . . . . . . . . . . . . . . .	.059
Increase per Share attributable to new investors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	.028
As adjusted net tangible book value per Share after offering. . . . . . . . . . . . . . . . . . .	.087
Dilution per Share to new investors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . _______________________	$ 4.913
(1) Assumes an offering price of $5.00 per Share, before deduction of offering expenses. (2) Assumes the sale of 100,000 shares of the common stock offered hereby.

SHAREHOLDERS

As of the date of this Prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by our present stockholders.

STOCKHOLDERS	SHARES PURCHASED	APPROX. % TOTAL SHARES OUTSTANDING	TOTAL CONSIDERATION	APPROX. % TOTAL CONSIDERATION

New Investors	5,000,000	2.7%	$2,500,000	71.8%

Existing Shareholders	17,930,000	97.3%	$ 979,725	28.2%

TOTALS	18,430,000	100.00%	$3,479,725	100.00%

BUSINESS

Diversified Restaurant Holdings, Inc. is a holding company that was formed September 25, 2006 in the state of Nevada. We own all the stock in three wholly owned subsidiaries, AMC Group, Inc., AMC Wings, Inc., and AMC Burgers, Inc. (References to the "Company", "we", "our" hereinafter shall refer collectively to the Corporate Group). AMC Group, Inc. is a Michigan corporation that was formed on March 28, 2007 to operate as a management company, and it will provide management services for all restaurants owned by the consolidated group. Our affiliates currently own 9 operating Buffalo Wild Wing Restaurants, located in Michigan and Florida (the "Existing Restaurants"), and AMC Group manages those Existing Restaurants in return for a management and advertising fee. AMC Wings, Inc. is a Michigan corporation that was formed on March 12, 2007, and it will own all new restaurants we develop in the future under the Buffalo Wild Wing concept. AMC Burgers, Inc. is a Michigan corporation that was formed on March 12, 2007, and it will own all new restaurants we develop using the Bagger Dave's concept. We are currently developing our first restaurant using this concept.

We are currently an operator of restaurants and we receive our revenues from management fees. However, all new restaurants developed by us will be owned by us. In addition, AMC Wings currently has the option to purchase all the Existing Restaurants. Our strategic plan is to exercise its option to purchase the Existing Restaurants, and then own all the Restaurants it operates and manages. There is no assurance that this strategic plan will be achieved.

We have entered into a service agreement (the "Service Agreement") with our affiliate stores to manage and operate nine Buffalo Wild Wings restaurants. As part of the Service Agreement, we have been granted an option to purchase those restaurants at the second anniversary of any Initial Public Offering of Diversified Restaurant Holdings. Inc. The Service Agreement calls for AMC Group, LLC to collect a service fee equal to 6% of the gross revenues of each restaurant under management and a marketing fee equal to 2% of the gross revenues of each restaurant under management. The Service Agreement also gives AMC Group, LLC the option to purchase these restaurants for two (2) times the average of each restaurant's annual earnings before interest, taxes, depreciation and amortization ("EBITDA") for the previous three (3) years ("Purchase Price"). The Purchase Price may be paid in cash or in shares of our stock.

Overview

We are an established operator of nine (9) franchised Buffalo Wild Wings restaurants in Florida (3) and Michigan (6). In addition, we have entered into development agreements with the franchisor of Buffalo Wild Wing restaurants to open an additional 16 Buffalo Wild Wing restaurants over the next seven (7) years. Eight (8) of those restaurants will be located in Michigan and eight (8) of those restaurants to be located in Tampa, Florida. We derive all of our revenue from management fees at the moment, but we have the option to purchase the nine (9) current Buffalo Wild Wings restaurants we manage, and we will own all new restaurants we develop. Accordingly, we will ultimately derive our revenues from the ownership and operation of the restaurants we manage.

Buffalo Wild Wings Grill & Bar

Buffalo Wild Wings, Inc. (BWLD, NASDAQ) currently has 440 restaurants, which are either directly owned or franchised, and which are located in 38 states. The BWW concept continues to emerge as a national chain in the both the "fast casual" and "casual dining" segments, with a sports theme and bold flavors. Many of these restaurants are considered neighborhood destinations. Menu items are competitively priced for these segments and feature fresh chicken wings and other items, including specialty hamburgers and sandwiches, Buffalito soft tacos, finger foods and salads. The menu is greatly enhanced by the bold flavor profile of BWW's signature sauces, which range in flavor from mild to blazin'. The typical BWW restaurant derives approximately 75% of its revenues from food and 25% of its revenue from alcohol sales, primarily draft beer. The inviting and energetic environment of the restaurants is complemented by the furnishings that can easily be rearranged to accommodate parties of various sizes to enjoy the big game. Guests have the option of watching various sporting events on projections screens or up to 40 additional televisions, playing Buzztime Trivia (formally ntn Trivia) or playing video games. Typically, each BWW restaurant has 50 television screens that range in size from 27 inches to 108 inches. Those televisions are generally tuned to various sporting events, especially sporting events of primary interest in the local community. The open floor plan of the BWW restaurants dining and bar areas create a distinctive dining experiences for sports fans and families alike.

We have established the restaurants we manage in the Detroit, Michigan and Tampa, Florida through coordinated local store marketing efforts and operational soundness that focuses on the guest experience. We constantly strive to improve our operational efficiency with comprehensive training to improve the service to our guests, in order to increase location sales and the corresponding service fee revenue. Our locations have also benefited from increased brand awareness of Buffalo Wild Wings, which is supported by national advertising on ESPN and CBS during key sports seasons, such as football and the March basketball tournaments.

Bagger Dave's Legendary Burgers & Fries

Bagger Dave's Legendary Burgers and Fries is our first initiative to diversify our operations by developing our own brand. The brand is currently being developed with a planned roll-out in late 2007. The concept will not be a traditional "burger joint." The plan is to develop a warm eclectic atmosphere where customers feel at home. The foundation of the concept is to emphasize service, simplicity and memorable food.

The guiding principal of the Bagger Dave's brand will be genuine simplicity. The burgers will be made from 100% fresh ground beef with no fillers or preservatives. The burgers will come in the "Double Bagger" (two patties) or "Single Bagger" (one patty) versions on fresh-baked buns. The customer will be able to top their burger with artesian cheeses and/or bacon, egg, avocado and a variety of complimentary toppings – sautéed mushrooms, fried onions, barbecue sauce, steak sauce and other standard condiments.

Beyond burgers, Bagger Dave's will offer kosher hot dogs, a veggie sandwich, a grilled cheese sandwich, a peanut butter & jelly sandwich, a BLT sandwich, salads, soups and signature fries. The french fries will be blanch fried in peanut oil (cholesterol free) and offered plain, following the authentic European process. The fries will be cut fresh in-store from either Idaho potatoes or North Carolina Sweet Potatoes. The customer will be able to choose either sweet potato fries or traditional potato fries with Cajun spices, ranch seasoning or a honey/cinnamon/sea salt mix (especially good on the sweet potato fries). We also plan to develop signature dipping sauces.

To reinforce the Bagger Dave's name and branding our burgers, sandwiches and peanuts will be served in natural (brown) bags with our logo stamped prominently thereon.

Emphasizing simplicity, Bagger Dave's will only offer one 24 oz. beverage size. The customer will be able to choose from a variety of Coca Cola® fountain beverages. Bagger Dave's will also offer bottled juices and water. While customers wait they will be able to help themselves to complimentary in-shell peanuts in small bags.

Bagger Dave's will also offer hand dipped ice cream, milkshakes, cookies and brownies, and these products will come in one size with very few options.

Bagger Dave's will not offer drive-thru service. Instead, it will follow the fast casual service model, because of the fresh made to order product offering. We will attempt to establish the concept in the Detroit Metropolitan market and then expand it throughout the Midwest, and possibly franchise the concept nationally.

History

We were founded by Thomas "Michael" Ansley in late 2004 as an operating center for seven (7) Buffalo Wild Wings locations that Mr. Ansley owned and operated as a franchisee. In 2005 we opened two additional BWW units that we currently manage. Mr. Ansley has been a BWW franchisee for the past 12 years, and during that time. Mr. Ansley's has received numerous awards from BWW, including:

·

2000 Operator of the Year

·

2003 Highest Weekly Restaurant Sales (Novi, MI)

·

2003 Highest Annual Restaurant Sales (Novi, MI)

·

2004 Jimmy Disbrow Founder's Award

·

2004 Scott Lowery Franchise Development Award

·

2004 Highest Annual Restaurant Sales (Novi, MI)

·

2005 Highest Annual Restaurant Sales (Novi, MI)

·

2006 Highest Annual Restaurant Sales (Novi, MI)

·

2007 International Franchise Association Franchisee of the Year

In addition, our Novi, Michigan restaurant is among the top three (3) in revenues of all 440 BWW restaurants in the United States.

In September 2007, Mr. Ansley was awarded Franchisee Of The Year by the International Franchise Association ("IFA"). The IFA's membership consists of over 10,000 franchisees and 1.300 franchise companies and its mission is to protect, enhance and promote franchising.

Our Chief Operating Officer, Jason Curtis joined Mr. Ansley in early 2000 and has been in charge of restaurant operations since late 2002. Mr. Ansley and Mr. Curtis work closely with Buffalo Wild Wings, Inc. on restaurant design, operational initiatives, training and vendor relationships. Our philosophy is that a good guest experience is fundamental to the longevity of the business.

Business Strategy

We conduct extensive analysis to determine the location of each new restaurant. Proximity to businesses (office buildings, movie theaters, manufacturing plants, hospitals, etc) and leveraging high-volume venues are a key success criteria for our business.

We prefer a strong end-cap position in a well-anchored shopping center or life style entertainment center. Movie theaters are also a major traffic driver for the Buffalo Wild Wings Grill & Bar concept. Two of our locations are directly beside or in front of movie theaters, including the Novi, Michigan location. However, we do not rule out freestanding locations if the opportunity meets certain economic criteria. We operate two stand-alone locations.

Moving forward with our second concept, Bagger Dave's Legendary Burgers & Fries, we will focus on areas with a high volume of lunch traffic.

Once a location is opened we will imbed our core values: cleanliness, service and organization. Enormous efforts are made to ensure that all stores exemplify these ideals, making it a part of our corporate culture. Successful implementation starts with the employee – a key component of this strategy. Consequently, we pride ourselves with well organized training and very competitive incentive programs, many of which are un-heard-of in the restaurant industry.

Aside from very competitive base salaries and benefits, management enjoys a strong performance-based bonus program. We also provide health insurance, tuition reimbursement and company sponsored recreation trips.

We emphasize growth organically as much as possible, giving our employees the opportunity to develop. However, when necessary, we will hire from the outside, but we will only hire candidates with limited management experience (to avoid bad habits) that have participated in a team environment in the past. This philosophy helps build a strong loyal management team with better employee retention than our competitors.

We firmly believe that a happy employee translates to a happy guest. A happy guest is the solution to repeat sales and word-of-mouth marketing - two key factors that are fundamental to same store sales performance, which we focus on as a management tool.

Current Buffalo Wild Wings Restaurants Under Management and Subject To Option For Purchase

Sterling Heights, Michigan – This restaurant opened in December, 1999 and has consistently ranked in the top 25 in sales for the entire Buffalo Wild Wings system. The restaurant is located in Macomb County, north of Detroit and the population for the five mile radius of the restaurant is approximately 275,000. This restaurant is located directly in front of an AMC 30 cinema in a shopping center anchored by Wal-Mart and Farmer Jack along the M-59 corridor. In July, 2005, this location was fully remodeled.

Fenton, Michigan – This restaurant opened in April, 2001 and is located 15 minutes south of Flint, Michigan in Genesee County. This restaurant is located off of U.S. Highway 23, just 45 minutes from Metropolitan Detroit. Fenton is a growing community and the population within five miles of this restaurant is approximately 45,000. In July, 2006 this location was fully remodeled.

Novi, Michigan – This restaurant opened in June, 2002 and has ranked number one in sales within the Buffalo Wild Wings system in 2003, 2004, 2005 and 2006. The restaurant is located in an outdoor lifestyle entertainment center facing 1-96, beside a 20 screen cinema complex. Novi is a growing young affluent suburb located northwest of Detroit in Oakland County. The population for the five mile radius around the restaurant is approximately 220,000. This location is currently being upgraded to Buffalo Wild Wing's new Generation 4.1 format.

Clinton Township, Michigan – This restaurant is a stand alone restaurant located directly across the street from a Meijer Super Center in the heart of Macomb County, just north of Detroit. The population for the five mile radius around this restaurant is approximately 330,000. Clinton Township opened in December, 2003 with a solid performance to date.

Brandon, Florida – This restaurant is a stand alone location that opened in June, 2004. The restaurant is at the end of the Cross-town Expressway in Brandon, Florida just east of Tampa. The population for the five mile radius around this restaurant is approximately 160,000 and growing. Florida is a new market for Buffalo Wild Wings.

Ferndale, Michigan – This restaurant is located on Nine Mile Road, just north of Detroit in rejuvenated downtown Ferndale. Ferndale is located near the I-75 and I-696 interchange in the heart of Metropolitan Detroit. The population for the five mile radius around this restaurant is approximately 450,000. The location consistently ranks in the top ten for Buffalo Wild Wings system wide sales.

Riverview, Florida – This restaurant opened in September, 2005 and is located in a growing area southeast of Tampa, Florida. The location is about a mile from a new community, with about 6,700 new homes. In addition, two new developments have been announced, which may add up to 6,400 more homes to the community over the next couple of years.

Sarasota, Florida – This restaurant is located on Clark Road in Sarasota, which is the main artery out to Siesta Key. The location is the anchor end cap position in a small shopping center that features Moe's, Atlanta Bread and other restaurants. This location opened in March of 2006.

Warren, Michigan – This restaurant opened in July, 2007 and is located directly across the street from the General

Motors Technology Center which employs over 22,000 people. Warren is a northern suburb of Detroit. The population for the five mile radius around this restaurant is approximately 350,000. Since opening last summer this location has ranked in the top ten in sales of all restaurants in the Buffalo Wild Wings system.

Growth Strategy

We currently operate six (6) Buffalo Wild Wings Grill & Bar restaurants in the northern suburbs of Detroit, Michigan (Oakland, Macomb and Genesee counties) and three (3) in the Tampa/Sarasota, Florida region. We have a development agreement with Buffalo Wild Wings to develop 16 additional Buffalo Wild Wing restaurants and we plan to open 25 Bagger Dave's restaurants for a total of 38 new restaurants in Michigan and Florida by August of 2014. Each restaurant we develop in the future will be owned and operated by us; however, there is no assurance we will achieve the development goals discussed above.

Restaurants Newly Opened and under Development

In addition to the restaurants that are currently in operation, we are building two (2) Buffalo Wild Wings restaurants in Florida and plan to begin construction this fall on two (2) additional Buffalo Wild Wings restaurants in Michigan. We expect that the development of these restaurants will be funded by our current capital resources and by loans from General Electric Capital Corporation and Charter One Bank. These loans will be recorded as debts on our balance sheet and the restaurant themselves will be recorded as capital assets on the balance sheet of each separate legal entity that owns the restaurant. The financial statements of these wholly owned subsidiaries will be combined with our balance sheet on a consolidated basis. Each of the restaurants under development, as discussed below, will be owned and operated by us. The following describes the status of each restaurant we are currently developing.

1.

North Port, Florida – This 6,400 sq/ft Buffalo Wild Wings restaurant is an end cap position currently under construction in a shopping center anchored by a Super Wal-Mart and Home Depot, located on Tamiami Trail (U.S. Route 41) and Sumter Road. North Port is one of the fastest growing communities in Florida, located just north of Port Charlotte, Florida. This restaurant opened to the public on Sunday, August 5th, 2007.

2.

Riverview, Florida – This 6,400 sq/ft. Buffalo Wild Wings restaurant is also an end cap position under construction in a shopping center anchored by a Sweet Bay (grocery store) and Office Max, located on Big Bend Rd. at U.S. 301 just off of I-75. Other tenants include Five Guy’s Famous Burgers and Fries, Panera Bread, Great Clips, Fifth Third Bank, Panda Express and many more. Riverview is a growing southeastern suburb of Tampa, Florida. This restaurant opened on Monday, August 27th, 2007

3.

Petoskey, Michigan – Construction is expected to begin on this 6,200 sq/ft Buffalo Wild Wings restaurant late November, 2007. The location will be an end cap located in a Lowes anchored shopping center, near an adjacent Wal-Mart, Home Depot, Cinema and new $160 million Victory Casino. We expect this restaurant to open in March, 2008.

4.

Grand Blanc, Michigan – Construction will begin on this 6,000 sq/ft Buffalo Wild Wings restaurant in mid December, 2007. The restaurant will be located in an out building directly in front of a new 14 screen movie theater with an IMAX theater (NCG Trillium Cinema). A Target, a JC Penny store and many other specialty shops are proposed for this shopping center. The restaurant will be located about a mile off of I-75 just south of Flint, Michigan near Genesys Hospital (employs 3,000). This restaurant is projected to open April, 2008.

5.

Troy, Michigan - This is a newly negotiated 7,500 sq/ft. site that we hope to begin development on early spring of 2008. The site is on Big Beaver R. and John R. in a densely populated suburb of Detroit.  The Troy Sports Complex anchors the center with 4 NHL size hockey rinks for recreational activities and leagues.  Also in the center is Starbucks, Einstein Bagels, Olga’s Kitchen, Verizon Wireless, Kroger’s and many more.  The site is a former Hollywood Video.

AMC Burgers, Inc. the proprietor of Bagger Dave’s Legendary Burger’s & Fries and a subsidiary of DRH, Inc. also plans to open its first restaurant in late 2007.

6.

Berkley, Michigan – The first Bagger Dave’s location (3,472 sq/ft) will be located on Coolidge Highway near Twelve Mile Rd. in a stand alone location. The population in this area is one of the densest in Metro Detroit, with approximately 16,000 residents within one mile and 400,000 residents within five miles. Also, just north of this location is William Beaumont Hospital, which employs close to 12,000 employees. We expect this restaurant to open in early January, 2008.

7.

Ann Arbor, Michigan – This will be the second Bagger Dave’s location (3,500 sq/ft) and will be located in a shopping center on Eisenhower Blvd. near Ann Arbor-Saline Rd. across from a new Whole Foods.  The site is also 1 mile from Michigan Stadium and ½ mile from Briarwood Mall.  One of the highest performing Panera Bread’s in Michigan anchors the center.  This location should open in the 2nd Quarter of 2008.

DIRECTORS AND EXECUTIVE OFFICERS

The following persons are our current executive officers, directors and director nominees:

NAME	POSITION	AGE
T. Michael Ansley	President, Chief Executive Officer and Director	35
Jason T. Curtis	Chief Operating Officer	26
Jay Alan Dusenberry	Treasurer/Director	35
David Gregory Burke	Secretary/Director	35
David Ligotti	Director	49
Gregory J. Stevens	Director	35

Our officers and directors are elected annually for a term of one year or until their successor is elected. Generally, we ask our directors to commit to serving three one year terms. Directors receive no cash compensation for their services to us as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

T. Michael Ansley is the President, CEO and Chairman of the Board of Directors of the Company, and he has held these positions since our inception. Mr. Ansley serves in similar positions for our wholly owned subsidiaries AMC Group, Inc. AMC Wings, Inc. and AMC Burgers, Inc. From 1998 to the present, Mr. Ansley has been the President and Manager of AMC Group, LLC, and a predecessor to the Company. AMC Group, LLC operated and developed nine Buffalo Wild Wing Restaurants located in Michigan and Florida. In 1993 Mr. Ansley received a Bachelor of Science degree in business administration from the University of Dayton, located in Dayton, Ohio.

Jason T. Curtis is the Chief Operations Officer (COO) and has held this position since 2002. During his time with us, Mr. Curtis has received numerous accolades from Buffalo Wild Wings, Inc. Mr. Curtis has been certified by the National Restaurant Association as a Foodservice Management Professional (FMP). Mr. Curtis attended Ferris State University in Big Rapids, Michigan for one semester before an injury ended his football career. Mr. Curtis is now enrolled in an executive program at Northwood University in Midland, Michigan where he is seeking a degree in business administration.

Jay Alan Dusenberry is our Treasurer and a member of the Board of Directors, and he has held those positions since our inception. From 1997 to the present, Mr. Dusenberry has been employed as the Vice President of Operations for Cold Heading Company, an automotive supplier located in Warren, Michigan. In 1993, Mr. Dusenberry received a Bachelor of Science degree in finance from University of Dayton, located in Dayton, Ohio. In 2004, Mr. Dusenberry received an MBA degree from the University of Detroit Mercy, located in Detroit, Michigan.

David G. Burke is the Secretary of the Company and a Member of the Board of Directors. He has held these positions since our inception. Since 2002, Mr. Burke has been employed by Federal-Mogal Corporation, a leading global supplier to original equipment vehicle manufacturers and a distributor to the worldwide vehicle aftermarket, which is based in

Southfield, Michigan. Mr. Burke 's current position with the Company is Director of Global OE Marketing and Product Strategy, but through his employment, he has held roles of increasing responsibility in finance. In 1993 Mr. Burke earned a Bachelor of Science degree in mechanical engineering from the University of Dayton, located in Dayton, Ohio. In 2002 Mr. Burke received a Master of Business in Business Administration, with a concentration in Finance from the University of Michigan, Ross School of Business, located in Ann Arbor, Michigan.

David Ligotti is a member of the Board of Directors and he has held that position since our inception. From 1996 to the present, Mr. Ligotti has owned and operated Oakwood Business Services, LLC, an accounting, tax and consulting firm located in Ann Arbor, Michigan. Mr. Ligotti received a Bachelor of Arts degree in political science in 1979 from Kalamazoo College, located in Kalamazoo, Michigan. In 1981 Mr. Ligotti received a Masters of Business Administration degree with a major in accounting from the University of Michigan, located in Ann Arbor, Michigan. In 1984 Mr. Ligotti received a Master of Science in Taxation degree from Walsh College, located in Troy, Michigan.

Gregory J. Stevens is a member of the Board of Directors and he has held that position since our inception. From 1992 to the present, Mr. Stevens has been a Strategic Engineer and partner of Cold Heading Company, an automotive supplier of fasteners located in Warren, Michigan. Mr. Stevens is currently a member of Desert Rock Enterprises, LLC, and an investment company located in Las Vegas, Nevada. Mr. Stevens received a Bachelor of Science degree in engineering in 1993 from the University of Dayton, located in Dayton, Ohio. Mr. Stevens attended Oakland University, located in Rochester, Michigan from 1995 to 1996, where he was enrolled in the Master of Business Administration program.

EXECUTIVE COMPENSATION

The following table summarizes compensation earned by or paid to our principal executive officer and our other executive officers for our last two completed fiscal years. No other executive officer received total annual salary and bonus of at least $100,000 during those periods.

SUMMARY COMPENSATION TABLE
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
PEO
T. Michael Ansley	2005 2006	90,000 90,000	0 0	0 0	0 0	0 0	0 0	14,080 12,833	104,080 102,833
Jason T. Curtis	2005 2006	50,000 50,000	29,544 28,261	0 0	0 0	0 0	0 0	8,910 10,700	88,459 95,961

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
PEO
T. Michael Ansley	0	0	0	0	0	0	0	0	0
Jason T. Curtis	0	0	0	0	0	0	0	0	0

Employment and Consulting Agreements

We do not have any written employment agreements with any of our executive officers, nor do we maintain key man life insurance on any of our employees.

Directors and Compensation

The table below provides information regarding the compensation of our directors for our fiscal year ending December 31, 2006.

Name (a)	Fees Earned or Paid In Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
T. Michael Ansley	0	0	0	0	0	0	0
David Ligotti	0	0	0	0	0	0	0
Jay Alan Dusenberry	0	0	0	0	0	0	0
David Gregory Burke	0	0	0	0	0	0	0
Gregory J. Stevens	0	0	0	0	0	0	0

See the discussion regarding "Stock Option grants" under the heading "Description of Capital Stock".

PERSONAL LIABILITY AND INDEMNIFICATION OF DIRECTORS

Our Bylaws contain provisions in accordance with the Nevada Corporate Code which reduce the potential personal liability of directors for certain monetary damages and provide for indemnification of directors and other persons. We are unaware of any pending or threatened litigation against us or our directors that would result in any liability for which our directors would seek indemnification or similar protection at this time.

Such indemnification provisions are intended to increase the protection provided directors and, thus, increase our ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, we do not currently maintain a liability insurance policy for the benefit of our directors, but we may attempt to acquire such insurance in the future.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of July 31, 2007, and as adjusted to reflect the sale of the shares of Common Stock offered by this Prospectus, of (i) each person known by us to beneficially own 5% or more of the shares of outstanding common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by, the persons named as owners.

Name and Address of Beneficial Owner	Amount and Nature of Common Stock Beneficially Owned	Percentage Ownership of Common Stock Before Offering(1)	Percentage Ownership of Common Stock After Offering(2)

T. Michael Ansley 820 Cherokee Avenue Royal Oak, MI 48067	11,143,500	62.2%	60.5%
Jason T. Curtis 8789 Heidi Drive Sterling Heights, MI 48310	900,000	5.0%	4.9%
Steven A. Menker 37899 Maple Hill Harrison Twp., MI 48045	900,000	5.0%	4.9%
Thomas D. Ansley 5585 Old 70 Rd. Springfield, OH 45502	1,356,500	7.6%	7.4%
All Officers and Directors As a Group (6 persons)	12,243,500	68.3%	66.4%

(1)  Applicable percentage ownership is based on 17,930,000 shares outstanding as of July 31, 2007.

(2)  Assuming the sale of all shares of common stock offered hereby, the number of shares that would be outstanding following the offering would be 18,430,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

David Ligotti is a member of our Board of Directors and he is the owner and operator of Oakwood Business Services, Inc., a provider of accounting and consulting services. Oakwood Business Services, LLC provides accounting and business services to us under contract and we pay Oakwood $600 per month for such services. Oakwood has provided these services since our inception, and we believe that these charges are consistent with services provided in arms length transactions for such services.

None of our other officers, directors, or 10% shareholders has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us.

PLAN OF DISTRIBUTION

ARBITRARY DETERMINATION OF OFFERING PRICE

We have determined the initial offering price of the shares arbitrarily. Among the factors we considered were the capital required to implement our business plan, our current financial condition and financial requirements, estimates of our business potential and prospects, and the fact that we are a development stage company.

LIMITED STATE REGISTRATION

We will qualify or register the sales of the shares in Michigan and Florida. We will not accept subscriptions from residents of states in which we do not intend to qualify or register.

TERMS OF SALE OF THE SHARES

We are offering the shares through our officers and directors. No sales commissions will be paid to any of our officers or directors. Prospective investors must purchase the shares in increments of 100 shares. We have the right to accept or reject any subscription for shares offered hereby, in whole or in part, for any reason or for no reason. The offering will remain open until _____________________, unless we decide to cease selling efforts at any time prior to such date. In addition, we may, in our discretion, extend the offering until ____________________. We will reimburse our officers and directors for expenses incurred in connection with the offer and sale of the shares. Our officers and directors are relying on Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, an officer or director must (1) not be subject to a statutory disqualification; (2) not be compensated in connection with such selling participation by payment of commissions or other remuneration based either directly or indirectly on such transactions; (3) not be an associated person of a broker-dealer; and (4) (i) restrict participation to transactions involving offers and sale of the shares, and (ii) perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months, and (iii) restrict participation to written communications or responses to inquiries of potential purchasers. Our officers and directors intend to comply with the guidelines enumerated in Rule 3a4-1.

DESCRIPTION OF CAPITAL STOCK

CAPITAL STOCK

We are authorized to issue 110,000,000 shares of capital stock consisting of 100,000,000 shares of $.0001 par value common stock and 10,000,000 shares of $.0001 par value preferred stock.

COMMON STOCK

General. We have 100,000,000 authorized shares of common stock, par value $.0001 per share, 17,930,000 of which are issued and outstanding prior to this offering. All shares of common stock currently outstanding are validly issued, fully paid and non-assessable, and all shares which are the subject of this prospectus, when issued and paid for pursuant to this offering, will be validly issued, fully paid and non-assessable.

Voting Rights. Each Share of our common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of stockholders. Our Board of Directors is elected annually at each annual meeting of the stockholders. See "Principal Stockholders" and "Risk Factors".

Dividend Policy. All shares of common stock are entitled to participate ratably in dividends when, as and if declared by our Board of Directors out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, our operating and financial condition, our capital requirements, general business conditions and other pertinent facts. There can be no assurance that any dividends on the common stock will ever be paid.

Miscellaneous Rights and Provisions. Holders of common stock have no preemptive or other subscriptions rights, conversion rights, redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary, of the Company, each Share of common stock is entitled to share ratably in any assets available for distribution to holders of our equity after satisfaction of all liabilities.

PREFERRED STOCK

Our Board of Directors is authorized under our Articles of Incorporation to provide for the issuance of shares of preferred stock, by resolution or resolutions for the issuance of such stock, and, by filing a certificate of designations under Nevada law, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued are likely to have priority over our common stock with respect to dividend or liquidation rights. The authority of the Board of Directors with respect to the preferred stock shall include, but not be limited to, setting or changing the following:

1.

the annual dividend rate, if any, on shares of preferred stock, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

2.

whether the shares of preferred stock shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

3.

the obligation, if any, of the Company to redeem shares of preferred stock pursuant to a sinking fund;

4.

whether shares of preferred stock shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

5.

whether the shares of Preferred Stock shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

6.

the rights of the shares of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company; and

7.

any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to the preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

Shares Eligible for Future Sale. Upon completion of this offering, we will have 18,430,000 Shares of common stock outstanding if the maximum number of shares offered hereby are sold. Of these shares, the shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by our "affiliate" (in general, a person who has a control relationship with us), which will be subject to the limitations of Rule 144 adopted under the Securities Act. All of the remaining shares are deemed to be "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, commencing 90 days after the date of this prospectus, a person, including our affiliate (or persons whose shares are aggregated), who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume of our common stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to certain other conditions, including sale provisions, notice requirements and the availability of current public information. A person who has not been our affiliate for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

No predictions can be made as to the effect, if any, that sales of shares under Rule 144 or otherwise or the availability of shares for sale will have on the market, if any, prevailing from time to time. Sales of substantial amounts of the common stock pursuant to Rule 144 or otherwise may adversely affect the market price of the common stock offered hereby.

STOCK OPTION GRANTS

In July, 2007 each of our directors were granted options to purchase up to 30,000 shares of our common stock. Under the terms of the Stock Option Agreement, they receive the option to purchase 10,000 shares in each of the first three years of their terms as directors. If they resign their position during that period, their options will not vest. Once vested, the directors will be entitled to purchase our common stock under the options for $2.50 per share. The options will expire six (6) years from the date of grant. None of the options currently outstanding are exercisable within sixty (60) days of the date of this registration statement.

REGISTRATION RIGHTS

We have granted registration rights to eleven (11) of our shareholders who hold 800,000 shares of our common stock. These are "piggyback registration rights", and under the terms of our agreement with these shareholders, in the event we undertake an initial public offering of our shares of common stock, they have the right to have their shares registered at the same time as that offering. This right expires on November 29, 2009.

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. In order to have our shares quoted on the bulletin board, it will be necessary for us to obtain market makers for our stock, and we do not currently have any arrangement with any market makers.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 19 holders of our outstanding shares of common stock.

WARRANTS

We have issued warrants to certain of our shareholders that allow them to purchase up to 800,000 shares of our common stock. The warrants vest at a rate of 2.77% per month over a period of 36 months commencing on the date of the warrant agreement. The exercise price for the warrant is $1.00 per share of common stock purchased on the exercise of the warrant.

CERTAIN PROVISIONS IN THE BY LAWS

Our articles of incorporation allow us to indemnify our officers and directors to the maximum extent allowed under Nevada law. This includes indemnification for liability which could arise under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons under these provisions we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form SB-2 that we filed with the Securities and Exchange Commission with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedule filed therewith. For further information about us and the shares offered by this prospectus, reference is made to the registration statement and the accompanying exhibits and schedules. A copy of the registration statement and the associated exhibits and schedules may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such office upon the payment of the fees prescribed by the SEC.

Please call the SEC at 1-800-SEC-0330 for further information about its public reference room. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The address of the website is http://www.sec.gov. Our registration statement and the exhibits and schedules we filed electronically with the SEC are available on this site.

As of the date of this prospectus, we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we will file reports and other information with the SEC. Such reports and other information can be inspected and/or obtained at the locations and website set forth above.

FORWARD LOOKING STATEMENTS

This prospectus includes "forward-looking statements". These statements involve known and unknown risks, uncertainties and other factors which could cause actual results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement, based upon current conditions, and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Potential risks and uncertainties include among other things, such factors as:

- the success of our new Restaurant concept and the acceptance of those restaurants in the marketplace;

- the competitive environment within the restaurant industry;

- unforeseen operational difficulties and financial losses,

- the other factors and information disclosed and discussed under "Risk Factors" and in other sections of this            prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy and completeness of the forward-looking statements after the date of this prospectus.

EXPERTS

Our financial statements as of December 31, 2006 and December 31, 2005, appearing in this prospectus and registration statement have been audited by Rehmann Robson, Registered Certified Public Accountants and independent auditors, as set forth in their report thereon, appearing elsewhere in this prospectus and in this registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Jones, Haley & Mottern, a professional corporation located in Atlanta, Georgia.

FURTHER INFORMATION

You should rely only on the information in this prospectus or any supplement hereto.  We have not authorized anyone else to provide you with different information.  Offers of the securities are being made only in states where the offers are permitted.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

This prospectus is part of a Registration Statement on Form SB-2 that has been filed with the SEC.  It does not include all of the information that is in the registration statement and the additional documents filed as exhibits with it.  For more detailed information, you should read the exhibits themselves.

DIVERSIFIED RESTAURANT

HOLDINGS, INC.

AND SUBSIDIARIES

Southfield, Michigan

CONSOLIDATED FINANCIAL STATEMENTS

For the Seven-Month Periods Ended

July 31, 2007 and 2006

DIVERSIFIED RESTAURANT HOLDINGS, INC.

AND SUBSIDIARIES

Page

Consolidated Financial Statements for the Seven-Month Periods Ended

July 31, 2007 and 2006 (Unaudited)

Consolidated Balance Sheets

Consolidated Statements of Income

Consolidated Statements of Stockholders’ Equity

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

38 - 43

* * * * *

{A0041529.DOC}33

DIVERSIFIED RESTAURANT HOLDINGS, INC.
AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (UNAUDITED)
ASSETS		July 31
	2007		2006
Current assets
Cash and cash equivalents	$ 210,009		$ 106,696
Accounts receivable - related party	42,509		-
Inventory	11,195		-
Prepaid expenses and other current assets	37,179		408

Total current assets	300,892		107,104
Property and equipment
Equipment	241,337		16,118
Furniture and fixtures	173,781		15,398
Leasehold improvements	967,553		3,104
Restaurant construction in process	119,896		-

Total	1,502,567		34,620
Less accumulated depreciation	13,774		4,814

Property and equipment, net	1,488,793		29,806

Total assets	$ 1,789,685		$ 136,910

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	14,426		-
Accrued liabilities	85,950		25,050
Short-term borrowings	626,839		-

Total liabilities - all current	727,215		25,050
Commitment and contingency (Notes 2 and 7)
Stockholders' equity (Note 4)
Common stock - $0.0001 par value; 100,000,000
shares authorized, 17,930,000 shares issued and
outstanding	1,793		-
Additional paid in capital	977,932		-
Retained earnings	82,745		111,860

Total stockholders' equity	1,062,470		111,860
Total liabilities and stockholders' equity	$ 1,789,685		$ 136,910
The accompanying notes are an integral part of these consolidated financial statements.

{A0041529.DOC}34

DIVERSIFIED RESTAURANT HOLDINGS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Seven Months Ended July 31
	2007	2006
Management and advertising fee revenue	$ 975,209	$ 745,252

Compensation costs	493,906	352,305

Other operating expenses
General and administrative	327,604	303,295
Occupancy	20,070	16,996
Depreciation and amortization	5,162	3,873

Total other operating expenses	352,836	324,164

Total operating expenses	846,742	676,469

Operating profit	128,467	68,783

Other expense	(954)	(2,879)

Income before income taxes	127,513	65,904

Income taxes	32,984	-

Net income	$ 94,529	$ 65,904

Less: pro forma income taxes	-	11,376

Pro forma net income	$ 94,529	$ 54,528

Weighted average number of common shares
outstanding (Note 1)	17,930,000	17,930,000

Basic earnings per share - as reported	$ 0.005	$ 0.004
Fully diluted earnings per share - as reported	$ 0.003	$ 0.002

Basic earnings per share - pro forma	$ 0.005	$ 0.003
Fully diluted earnings per share - pro forma	$ 0.003	$ 0.002
The accompanying notes are an integral part of these consolidated financial statements.

{A0041529.DOC}35

DIVERSIFIED RESTAURANT HOLDINGS, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)

				Retained
			Additional	Earnings	Total
	Common Stock		Paid-in	(Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit)	Equity

Balances - December 31, 2006	17,930,000	$ 1,793	$ 977,932	$ (11,784)	$ 967,941

Net income	-	-	-	94,529	94,529

Balances – July 31, 2007	17,930,000	1,793	977,932	82,745	1,062,470

The accompanying notes are an integral part of these consolidated financial statements.

{A0041529.DOC}36

DIVERSIFIED RESTAURANT HOLDINGS, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Seven Months Ended July 31
	2007	2006
Cash flows from operating activities
Net income	$ 94,529	$ 65,904
Adjustments to reconcile net income to
net cash provided by operating activities
Depreciation	5,088	3,872
Changes in operating assets and liabilities that
provided (used) cash
Accounts receivable - related party	63,238	72,349
Inventory	(11,195)	-
Prepaid expenses and other current assets	(33,874)	(327)
Accounts payable	14,426	-
Accrued liabilities	48,830	(6,489)
Related party payables	-	(8,000)

Net cash provided by operating activities	181,042	127,309

Cash flows used in investing activities
Purchases of property and equipment	(1,467,947)	(20,613)

Cash flows used in financing activities
Proceeds from short-term borrowings	626,839	-
Repayment of related party note	(200,000)	-

Net cash provided by financing activities	426,839	-

Net (decrease) increase in cash and cash equivalents	(860,066)	106,696

Cash and cash equivalents, beginning of period	1,070,075	-

Cash and cash equivalents, end of period	$ 210,009	$ 106,696

The accompanying notes are an integral part of these consolidated financial statements.

{A0041529.DOC}37

DIVERSIFIED RESTAURANT HOLDINGS, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

_______________________________________________________________________________

1.

BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.

Basis of Presentation

The accompanying financial statements as of and for the seven month periods ended July 31, 2007 and 2006 are unaudited.  In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted only of normal recurring items. Interim results are not necessarily indicative of results for the full year.

The accounting policies followed by the Company with respect to these unaudited interim financial statements are consistent with those used in preparing the Company’s audited financial statements as of December 31, 2006.

Nature of Business

Diversified Restaurant Holdings, Inc. (DRH) and its three wholly owned subsidiaries AMC Group, Inc, (AMC), AMC Wings, Inc., (WINGS) and AMC Burgers, Inc.  (BURGERS) (collectively the “Company”) render management and marketing services for Buffalo Wild Wings restaurants located throughout Michigan and Florida.  These managed restaurants are related to the Company through common ownership and management control.  Services provided include marketing, restaurant operations, restaurant management consultation, the hiring and training of management and staff, and other management services reasonably required in the ordinary course of restaurant operations.  The activities of WINGS and BURGERS are described in the following paragraphs.

AMC Group, Inc. was formed on March 28, 2007 and performs the management and marketing services.  AMC Wings, Inc. was formed on March 12, 2007 and will own all future Buffalo Wild Wings restaurants and has an option to purchase existing restaurants managed by AMC.  AMC Burgers, Inc. was also formed on March 12, 2007 and will own the “Bagger Dave’s” restaurants, which is a new concept being developed by the Company.  All three subsidiaries are incorporated in the state of Michigan.

Also formed during the seven months ended July 31, 2007 were AMC Northport, Inc., AMC Riverview, Inc., AMC Grand Blanc, Inc., and AMC Petoskey, Inc. all of which are 100% owned by AMC Wings, Inc. and will own future Buffalo Wild Wings Restaurants, and Berkley Burgers, Inc. which is 100% owned by AMC Burgers, Inc. and will be the first Bagger Dave’s restaurant.  Buffalo Wild Wings restaurants under AMC Northport, Inc. and AMC Riverview, Inc. commenced operations in August 2007.

{A0041529.DOC}38

DIVERSIFIED RESTAURANT HOLDINGS, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

_______________________________________________________________________________

Principles of Consolidation

The consolidated financial statements include the accounts of Diversified Restaurant Holdings, Inc. (DRH) and its wholly owned subsidiaries AMC Group, Inc. (AMC); AMC Wings, Inc. (“Wings”) and AMC Burgers Inc. (“Burgers”).

DRH was incorporated on September 25, 2006 as part of a long-term financing and operations plan that contemplates acquisition of various restaurants managed by AMC and related through common ownership and management control (see Note 2).  As part of the plan, DRH acquired 100% of the ownership interests of the former AMC Group, LLC, effective December 31, 2006 in exchange for the issuance of 4,500,000 shares of its common stock (see Note 4).  The accompanying consolidated financial statements for 2006 include AMC’s results of operations for the entire period year as if the acquisition was effective January 1.  All significant intercompany accounts and transactions have been eliminated upon consolidation.

Cash and Cash Equivalents

Cash consists of cash on hand and demand deposits in banks.  The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.  The Company, at times throughout the year, may in the ordinary course of business maintain cash balances in excess of federally insured amounts.  Management does not believe the Company is exposed to any unusual risks on such balances.

Accounts Receivable – Related Party

Accounts receivable are stated at the amount management expects to collect from outstanding balances.  Balances that are outstanding after management has used reasonable collection efforts are written off with a corresponding charge to bad debt expense.  Management does not believe any allowances for doubtful accounts are necessary at July 31, 2007 or 2006.

Inventory

Inventory, which consists mainly of food and beverage, is valued at the lower of cost or market, with cost being determined on the first in, first out basis.

Property and Equipment

Property and equipment are stated at cost.  Major improvements and renewals are capitalized, while ordinary maintenance and repairs are expensed.  Management annually reviews these assets to determine whether carrying values have been impaired.

{A0041529.DOC}

DIVERSIFIED RESTAURANT HOLDINGS, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

_______________________________________________________________________________

Depreciation and amortization

Depreciation on non-restaurant equipment, furniture and fixtures is computed using an accelerated method over the estimated useful lives of the related assets which range from five to seven years.  Depreciation on restaurant equipment, furniture and fixtures is computed on the straight-line method over the estimated useful lives of the related assets, which range from five to seven years.  Restaurant leasehold improvements are amortized over the shorter of the lease term or the useful life of the related improvement.

Revenue Recognition

Management and advertising fees are calculated by applying a percentage as stipulated in a management services agreement to managed restaurant revenues. Revenues derived from management and advertising fees are recognized in the period in which they are earned, which is the period in which the management services are provided.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred tax assets and liabilities.

AMC Group LLC was organized as a limited liability company and is not a taxpaying entity for federal income tax purposes.  As discussed in Note 5, management has, however, calculated pro forma income taxes for 2006.

Earnings per share (including pro forma earnings per share)

Earnings per share are calculated under the provisions of SFAS No. 128, Earnings Per Share. SFAS No. 128 requires a dual presentation of basic and diluted earnings per share on the face of the income statement. Both basic and fully diluted earnings per share have been calculated on a pro forma basis for 2006 based on pro forma net income in the accompanying income statement for the seven month period ended July 31, 2006 (see Note 5 for pro forma income taxes).  Both basic and fully diluted earnings per share for 2006 have been calculated as if the capital stock transactions discussed in Note 4 were effective from the beginning of the period.

{A0041529.DOC}

DIVERSIFIED RESTAURANT HOLDINGS, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

_______________________________________________________________________________

Concentration Risks

All of the Company’s revenues are generated from the management of Buffalo Wild Wings restaurants located in Michigan and Florida, which are related under common ownership and management control (see Note 2).

Use of Estimates

The preparation of interim, consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period.  Actual results could differ from those estimates.

2.

RELATED PARTY TRANSACTIONS

Fees for monthly accounting and financial statement compilation services are paid to an entity owned by a stockholder of the Company.  Fees paid during the seven months ended July 31, 2007 and 2006 were $8,578 and $3,636, respectively.

Management and advertising fees are earned from restaurants related to the Company through common ownership.  Fees earned during the periods ended July 31, 2007 and 2006 totaled $975,209 and $745,252, respectively.  Accounts receivable for such fees were $42,509 at July 31, 2007.  There were no outstanding receivables for management and advertising fees at July 31, 2006.

AMC is a guarantor on approximately $720,000 of debt of a company related through common ownership.  This debt will be repaid over a seven year period with interest charged at a rate of 8.2%.

3.

DEBT (INCLUDING SUBSEQUENT EVENT)

Short-term borrowings at July 31, 2007 represent draws on equipment notes with a financing company for the Buffalo Wild Wings restaurants of AMC Riverview, Inc. and AMC Northport, Inc.  Interest is charged at a variable rate based on 3.5% above the LIBOR rate (effective rate of approximately 9% at July 31, 2007).  Borrowings are secured by equipment.

On August 10, 2007 the Company entered into two term notes with a bank to provide financing, the proceeds of which are to be used to open new restaurants under AMC Petoskey, Inc. and AMC Grand Blanc, Inc.  The notes in the amount of $345,445 and $349,915, respectively, mature in February 2011 and are secured by property and equipment and the guarantees of the Company and certain stockholders of the Company.  The notes bear interest based on LIBOR + 2.25% and require the Company to maintain a minimum debt service coverage ratio of at least 1.20:1.00 and a funded debt to EBITDA ratio not to exceed 3.00:1.00 on a consolidated basis.

{A0041529.DOC}

DIVERSIFIED RESTAURANT HOLDINGS, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

_______________________________________________________________________________

4.

CAPITAL STOCK (INCLUDING WARRANTS)

On September 25, 2006, DRH issued 12,630,000 shares of its $.0001 par value common stock to certain founding members and management of AMC Group, Inc. and related restaurants at a price of $.0001 per share.

On November 30, 2006 DRH privately placed 800,000 of its $.0001 par value common shares at an issuance price of $1 per share to eleven accredited investors in exchange for cash proceeds of $800,000.  In addition, these investors were issued warrants to purchase an additional 800,000 common shares at a purchase price of $1 per share.  These warrants vest over a 3 year period from the issuance date and expire four years after issuance.  The fair value of these warrants, which totaled approximately $145,000 has been recognized as an offering cost in 2006.

Effective December 31, 2006 DRH issued 4,500,000 shares of its $.0001 par value common stock in exchange for 100% of the ownership of AMC Group, LLC (see Note 1).  Such shares were recorded at the net book value of AMC’s net assets at the date of acquisition, which was $178,462, since DRH and AMC are parties related through common ownership.  AMC’s assets and liabilities consisted principally of cash, receivables, accounts payable and accrued expenses.

On July 30, 2007 DRH issued 150,000 stock options to the directors of the Company.  These options vest equally over a three year period and expire six years from issuance.  Once vested, the options can be exercised at a price of $2.50 per share.

At July 31, 2007, 950,000 shares of authorized common stock are reserved for issuance to provide for the exercise of the warrants and stock options.

The Company has authorized 10,000,000 shares of preferred stock at a par value of $.0001.  No preferred shares are issued or outstanding as of July 31, 2007.  Any preferences, rights, voting powers, restrictions, dividend limitations, qualifications, and terms and conditions of redemption shall be set forth and adopted by a board of directors’ resolution prior to issuance.

5.

INCOME TAXES

As discussed in Note 1, DRH was formed on September 25, 2006 and had no operations prior to its acquisition of the membership interests of AMC as of December 31, 2006. Primarily all of the 2006 consolidated net income is the result of AMC’s operations prior to the date of acquisition.  Management has, however, calculated pro forma income taxes in the accompanying income statement for the seven month period ended July 31, 2006 as if the Company was a tax paying entity as of the beginning of the period. There are no significant temporary differences giving rise to deferred income tax assets or liabilities.  Income tax expense for 2007 results entirely from federal income taxes currently payable.

{A0041529.DOC}

DIVERSIFIED RESTAURANT HOLDINGS, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

_______________________________________________________________________________

6.

OPERATING LEASE

The Company leases its current office facilities under a one year renewable lease, which expires April 30, 2008.  The agreement requires rent to be paid in monthly installments of $2,575.

The company also leases space for the AMC Northport, Inc. and AMC Riverview, Inc. restaurants.  The ten year leases expire in 2016 and require aggregate monthly payments of approximately $26,000 a month.

7.

RESTAURANT PURCHASE OPTION

The Company has management services agreements in place with nine Buffalo Wild Wings restaurants located in Michigan and Florida.  These management services agreements each contain an option that allows a subsidiary of the Company to purchase each restaurant for a price equal to a factor of twice the average earnings before interest, taxes, depreciation, and amortization of the restaurant for the previous three fiscal years.  This option may be exercised by the subsidiary up to and including thirty days following the two year anniversary date of any initial public offering completed by the Company.  While such exercise is contemplated as part of the Company’s strategic plan, there can be no assurance that this strategic plan will be achieved.

* * * * *

{A0041529.DOC}

DIVERSIFIED RESTAURANT

HOLDINGS, INC.

AND

SUBSIDIARY

Southfield, Michigan

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended

December 31,  and

{A0041529.DOC}44

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARY

Page

Independent Auditors’ Report

46

Consolidated Financial Statements for the Years Ended

December 31, 2006 and 2005

Consolidated Balance Sheets

47

Consolidated Statements of Income

48

Consolidated Statements of Stockholders’ Equity

49

Consolidated Statements of Cash Flows

50

Notes to Consolidated Financial Statements

51 - 56

* * * * *

REHMANN ROBSON

Certified Public Accountants

a Member of THE REHMANN GROUP

An Independent Member of Baker Tilly International

INDEPENDENT AUDITORS’ REPORT

August 2, 2007

Board of Directors

Diversified Restaurant Holdings, Inc.

Southfield, Michigan

We have audited the accompanying consolidated balance sheets of Diversified Restaurant Holdings, Inc. and Subsidiary (“the Company”) as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in Notes 1 and 2 to the consolidated financial statements, all of the Company’s revenues are earned from services rendered to related parties.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Diversified Restaurant Holdings, Inc. and Subsidiary as of December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Rehmann Robson

5750 New King Street – Suite 200 – Troy, MI 48098 – 248.952.5000 – Fax 248.952.5750 « www.rehmann.com

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

ASSETS	December 31
	2006	2005
Current assets
Cash and cash equivalents	$ 1,070,075	$ -
Accounts receivable - related party	105,747	72,349
Prepaid expenses and other assets	3,305	81

Total current assets	1,179,127	72,430
Property and equipment
Equipment	16,118	8,519
Furniture and fixtures	15,398	2,384
Leasehold improvements	3,104	3,104

Total	34,620	14,007
Less accumulated depreciation	8,686	942

Property and equipment, net	25,934	13,065

Total assets	$ 1,205,061	$ 85,495
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accrued liabilities	$ 37,120	$ 31,539
Related party payables	-	8,000
Notes payable - related party	200,000	-

Total liabilities - all current	237,120	39,539
Contingency (Note 6)
Stockholders' equity (Note 3)
Common stock - $0.0001 par value; 100,000,000
shares authorized, 17,930,000 shares issued and
outstanding	1,793	-
Additional paid in capital	977,932	-
(Accumulated deficit) retained earnings	(11,784)	45,956
Total stockholders' equity	967,941	45,956

Total liabilities and stockholders' equity	$ 1,205,061	$ 85,495

The accompanying notes are an integral part of these consolidated financial statements.

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31
	2006	2005

Management and advertising fee revenue	$ 1,524,559	$ 656,149

Compensation costs	743,861	517,386

Other operating expenses
General and administrative	613,813	104,286
Occupancy	29,493	28,394
Depreciation and amortization	7,744	942

Total other operating expenses	651,050	133,622

Total operating expenses	1,394,911	651,008

Operating profit	129,648	5,141

Other (expense) income	(8,926)	1,283

Net income	$ 120,722	$ 6,424

Less: proforma income taxes	30,440	964

Proforma net income	$ 90,282	$ 5,460

Weighted average number of common shares outstanding (Note 1)	17,930,000	17,930,000

Basic earnings per share - as reported	$ 0.007	$ 0.000
Fully diluted earnings per share - as reported	$ 0.004	$ 0.000

Basic earnings per share - proforma	$ 0.005	$ 0.000
Fully diluted earnings per share - pro forma	$ 0.003	$ 0.000

The accompanying notes are an integral part of these consolidated financial statements.

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

				Retained
			Additional	Earnings	Total
	Common Stock		Paid-in	(Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit)	Equity

Balances - January 1, 2005	-	$ -	$ -	$ 39,532	$ 39,532

Net income	-	-	-	6,424	6,424

Balances - December 31, 2005	-	-	-	45,956	45,956

Common stock issued from membership
interests of AMC Group, LLC
(Notes 1 and 3)	4,500,000	450	178,012	(178,462)	-

Common stock issued to founding members
members of management (Note 3)	12,630,000	1,263	-	-	1,263

Common stock issued in private placement	800,000	80	799,920	-	800,000

Offering costs related to common stock
issued in private placement	-	-	(145,040)	-	(145,040)

Fair value of common stock
warrants issued (Note 3)	-	-	145,040	-	145,040

Net income	-	-	-	120,722	120,722

Balances - December 31, 2006	17,930,000	$ 1,793	$ 977,932	$ (11,784)	$ 967,941

The accompanying notes are an integral part of these consolidated financial statements.

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2006	2005
Cash flows from operating activities
Net income	$ 120,722	$ 6,424
Adjustments to reconcile net income to
net cash provided by operating activities
Depreciation	7,744	942
Stock subscription receivable	1,263	-
Changes in operating assets and liabilities that
(used) provided cash
Accounts receivable - related party	(33,398)	(32,735)
Prepaid expenses and other assets	(3,224)	(81)
Accrued liabilities	5,581	31,539
Related party payables	(8,000)	7,900

Net cash provided by operating activities	90,688	13,989

Cash flows used in investing activities
Purchases of property and equipment	(20,613)	(14,007)

Cash provided by financing activities
Proceeds from issuance of notes payable - related party	200,000	-
Proceeds from issuance of common stock	800,000	-

Net cash provided by financing activities	1,000,000	-

Net increase (decrease) in cash and cash equivalents	1,070,075	(18)

Cash and cash equivalents, beginning of year	-	18

Cash and cash equivalents, end of year	$ 1,070,075	$ -

Supplemental disclosures of cash flows information
Common stock issued for AMC Group, LLC membership
interests	$ 178,462	$ -

The accompanying notes are an integral part of these consolidated financial statements.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

_______________________________________________________________________________

1.

BUSINESS AND SUMMARY OF SIGNIFICANT ACOUNTING POLICIES

Nature of Business

Diversified Restaurant Holdings, Inc. (DRH) and its wholly owned subsidiary, AMC Group, Inc, (AMC) (the “Company”) render management and marketing services for Buffalo Wild Wings restaurants located throughout Michigan and Florida.  These restaurants are related to the Company through common ownership and management control.  Services provided include marketing, restaurant operations, restaurant management consultation, the hiring and training of management and staff, and other management services reasonably required in the ordinary course of restaurant operations.  See Note 7 for subsequent events related to the creation of additional subsidiaries.

Principles of Consolidation

The consolidated financial statements include the accounts of Diversified Restaurant Holdings, Inc. (DRH) and its wholly-owned subsidiary, AMC Group, Inc. (AMC – see Note 7).

DRH was incorporated on September 25, 2006 as part of a long-term financing and operations plan that contemplates acquisition of various restaurants managed by AMC and related through common ownership and management control (see Note 6).  As part of the plan, DRH acquired 100% of the ownership interests of AMC effective December 31, 2006 in exchange for the issuance of 4,500,000 shares of its common stock (see Note 3).  The accompanying consolidated financial statements for 2006 include AMC’s results of operations for the entire calendar year as if the acquisition was effective January 1.  The accompanying 2005 consolidated financial statements were originally presented as those of “AMC Group, LLC” (see Note 7), and are included herein for comparative purposes due to the nature of AMC’s common ownership and management control with DRH.  All significant intercompany accounts and transactions have been eliminated upon consolidation.

Cash and Cash Equivalents

Cash consists of cash on hand and demand deposits in banks.  The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.  The Company, at times throughout the year, may in the ordinary course of business maintain cash balances in excess of federally insured amounts.  Management does not believe the Company is exposed to any unusual risks on such balances.

Accounts Receivable – Related Party

Accounts receivable are stated at the amount management expects to collect from outstanding balances.  Balances that are outstanding after management has used reasonable

DIVERSIFIED RESTAURANT HOLDINGS, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

_______________________________________________________________________________

collection efforts are written off with a corresponding charge to bad debt expense.  Management does not believe allowances are necessary at December 31, 2006 or 2005.

Property and Equipment

Property and equipment are stated at cost.  Major improvements and renewals are capitalized, while ordinary maintenance and repairs are expensed.  Management annually reviews these assets to determine whether carrying values have been impaired.

Depreciation

Depreciation is computed using an accelerated method over the estimated useful lives of the related assets, including leasehold improvements, which range from five to thirty-nine years.

Revenue Recognition

Management and advertising fees are calculated by applying a percentage as stipulated in a management services agreement to managed restaurant revenues. Revenues derived from management and advertising fees are recognized in the period in which they are earned, which is the period in which the management services are provided.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred tax assets and liabilities.

AMC was organized as a limited liability company and is not a taxpaying entity for federal income tax purposes.  Accordingly, the 2005 financial statements do not include any provision for income taxes because earnings and losses are included in the members’ personal income tax returns (see Note 7).  As discussed in Note 4, management has, however, calculated pro forma income taxes for 2006 and 2005.

Earnings per share (including pro forma earnings per share)

Earnings per share are calculated under the provisions of SFAS No. 128, Earnings Per Share. SFAS No. 128 requires a dual presentation of basic and diluted earnings per share on the face of the income statement. Both basic and fully diluted earnings per share have been calculated on a pro forma basis for 2006 and 2005 based on pro forma net income in the accompanying income statements (see Note 4 for pro forma income taxes).  Both basic and fully diluted earnings per share for 2005 have been calculated as if the capital stock transactions discussed in Note 3 were effective as of January 1, 2005.  Accordingly,

DIVERSIFIED RESTAURANT HOLDINGS, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

_______________________________________________________________________________

the weighted average number of  common shares used in the earnings per share calculations discussed above is 17,930,000.

Concentration Risks

All of the Company’s revenues are generated from the management of Buffalo Wild Wings restaurants in Michigan and Florida, which are related under common ownership and management control (see Note 2).

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting year.  Actual results could differ from those estimates.

2.

RELATED PARTY TRANSACTIONS

During the year ended December 31, 2006 the Company borrowed $200,000 from TMA Enterprises of Ferndale, LLC, an entity related through common ownership. Interest was charged at a rate of 8.75% per annum and interest expense associated with the borrowings was $4,326. The borrowings were repaid in February 2007.

Fees for monthly accounting and financial statement compilation services are paid to a company owned by a stockholder of the Company.  Fees paid in 2006 and 2005 were $5,877 and $3,525, respectively.

Management and advertising fees are earned from restaurants related to the Company through common ownership.  Fees earned during the years ended December 31 are as follows:

Anker, Inc.

$

198,320

$

91,578

Bearcat Enterprises, Inc.

219,270

99,066

Flyer Enterprises

254,657

128,527

TMA Enterprises of Novi, Inc.

362,600

187,557

TMA Enterprises of Ferndale, LLC

320,699

149,421

AMC Warren, LLC

115,731

-

AMC Sarasota, LLC

53,282

-

Total management and advertising fees earned

$

1,524,559

$

656,149

DIVERSIFIED RESTAURANT HOLDINGS, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

_______________________________________________________________________________

Accounts receivable – related party in the accompanying balance sheets represents amounts due from the above affiliated entities for management and advertising fees and advances to other affiliates for restaurant construction.  All such amounts were collected by the Company subsequent to year end:

Management and advertising fees due from

  affiliates

$

35,416

$

72,349

Construction advances to other affiliates

69,067

-

Other related party receivable

1,264

-

Total accounts receivable – related party

$

105,747

$

72,349

3.

CAPITAL STOCK (INCLUDING WARRANTS)

On September 25, 2006 the DRH issued 12,630,000 shares of its $.0001 par value common stock to certain founding members and management of AMC Group, LLC and related restaurants at a price of $.0001 per share.

On November 30, 2006 DRH privately placed 800,000 of its $.0001 par value common shares to eleven accredited investors in exchange for cash proceeds of $800,000.  In addition, these investors were issued warrants to purchase an additional 800,000 common shares at a purchase price of $1 per share.  These warrants vest over a 3 year period from the issuance date and expire four years after issuance.  The fair value of these warrants has been recognized as an offering cost in the consolidated statement of stockholders’ equity for 2006.

Effective December 31, 2006, DRH issued 4,500,000 shares of its $.0001 par value common stock in exchange for 100% of the ownership of AMC Group, LLC (see Note 7).  Such shares were recorded at the net book value of AMC’s net assets at the date of acquisition, which was $178,462, since DRH and AMC are parties related through common ownership.  AMC’s assets and liabilities consisted principally of cash, receivables, accounts payable and accrued expenses.

At December 31, 2006, 800,000 shares of authorized common stock are reserved for issuance to provide for the exercise of the warrants.

The Company has authorized 10,000,000 shares of preferred stock at a par value of $.0001.  No preferred shares are issued or outstanding as of December 31, 2006.  Any preferences, rights, voting powers, restrictions, dividend limitations, qualifications, and terms and conditions of redemption shall be set forth and adopted by a board of directors’ resolution prior to issuance.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

_______________________________________________________________________________

4.

INCOME TAXES (INCLUDING PRO FORMA INCOME TAXES)

As discussed in Note 1, DRH was formed on September 25, 2006 and had no operations prior to its acquisition of the membership interests of AMC as of December 31, 2006. Primarily all of the consolidated net income is the result of AMC’s operations prior to the date of acquisition.  AMC’s income for both 2006 and 2005 is taxed to its pre-DRH acquisition members, and not to DRH.  Accordingly, no income taxes are provided in these consolidated financial statements for 2006 or 2005.  Management has, however, calculated pro forma income taxes for the years ended December 31, 2006 and 2005, in the accompanying income statements as if the Company was a tax paying entity as of the beginning of each respective year.  There are no significant temporary differences giving rise to deferred income tax assets or liabilities.

5.

OPERATING LEASE

The Company leases its current office facilities under a three year renewable lease, which expired May 15, 2007 and requires future minimum payments of $9,897.

6.

RESTAURANT PURCHASE OPTION

The Company has management services agreements with nine Buffalo Wild Wings restaurants in Michigan and Florida.  These management services agreements each contain an option that allows a subsidiary of the Company (see Note 7) to purchase each restaurant for a price equal to a factor of twice the average earnings before interest, taxes, depreciation, and amortization of the restaurant for the previous three fiscal years.  This option may be exercised up to and including thirty days following the two year anniversary date of any initial public offering completed by the Company.

7.

SUBSEQUENT EVENTS

Subsequent to December 31, 2006, DRH formed three wholly owned subsidiaries.  AMC Group, Inc. was formed on March 28, 2007 and will perform the management services previously provided by AMC Group, LLC.  AMC Wings, Inc. was formed on March 12, 2007 and will own all future Buffalo Wild Wings restaurants and has an option to purchase existing restaurants as described in Note 6.  AMC Burgers, Inc. was formed on March 12, 2007 and will own the “Bagger Dave’s” restaurants, which is a new concept being developed by the Company.  All three subsidiaries are incorporated in the state of Michigan.

Also formed subsequent to December 31, 2006 were AMC Northport, Inc., AMC Riverview, Inc., AMC Grand Blanc, Inc., and AMC Petoskey, Inc. all of which are 100% owned by AMC Wings, Inc. and will own future Buffalo Wild Wings Restaurants, and Berkley Burgers, Inc. which is 100% owned by AMC Burgers, Inc. and will be the first Bagger Dave’s restaurant.  All of these entities are incorporated in the state of Michigan and have had no activity.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

_______________________________________________________________________________

In February 2007 the Company entered into a commitment with a bank to provide financing, the proceeds of which will be principally used to open new restaurants.  The commitment consists of a $580,000 ten year mortgage secured by property and the personal guarantee of certain stockholders and a $460,921 seven year term loan secured by property, a liquor license, the personal guarantee of certain stockholders and the corporate guarantee of DRH.  Rates on both notes are based on LIBOR + 2.25% and require the Company to maintain a Minimum Debt Service Coverage ratio less than 1.20:1.00 and a Debt to Tangible Net Worth ratio greater than 5.90:1.00 on a consolidated basis.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our bylaws and articles of incorporation provide that our officers and directors are indemnified to the fullest extent provided by the Nevada Revised Statutes ("NRS").

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors' immunity. The NRS excepts from that immunity (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

The Company has not purchased insurance for the directors and officers which would provide coverage for their acts as an officer or director of the Company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the distribution, all of which are to be borne by the Registrant, are as follows:

SEC  Registration  Fee . . . . . . . . . . . . . . . . . .

Blue  Sky  Fees  and  Expenses . . . . . . . . . . . . . .

Accounting  Fees  and  Expenses . . . . . . . . . . . . .

Legal  Fees  and  Expenses . . . . . . . . . . . . . . . .

Printing  and  Engraving . . . . . . . . . . . . . . . . .

Total . . . . . . . . . . . . . . . . . . . . . . .

$ 76.75 $ 4,000.00* $ 10,000.00* $35,000.00* $ 1,000.00* $50,076.75*

_______________

*All the amounts noted above are estimates other then the commission's registration fee.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In September, 2006 we sold 12,630,000 shares of our common stock to our nine (9) founders at par value. The total amount received in this offering was $1,263. These shares were sold on a private placement basis and no underwriter was involved in the sale and no commissions were paid in connection with such sales.

We completed an offering of 800,000 shares of our common stock at a price of $1.00 per share to a total of eleven purchasers in November, 2006. The total amount received from this offering was $800,000. These shares were sold on a private basis and no underwriter was involved in the sale and no commissions were paid in connection with the sale.

In December, 2006, we issued 4,500,000 shares of our common stock to a total of 4 persons in exchange for all the outstanding common stock of AMC Group, Inc. These shares were issued in reliance on a private placement exemption from registration. No underwriter was involved in the sale and no commissions were paid in connection with such sales.

ITEM 27. EXHIBITS.

Number	Description

3.1	Certificate of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
4.1	Specimen Common Stock Certificate*
4.2	Form of Subscription Agreement*
5.1	Opinion and Consent of Jones, Haley & Mottern, P.C.
10.1	Form of Escrow Agreement
23.1	Consent of Rehmann Robson, Independent Registered Public Accounting Firm
25	Power of Attorney located on the signature page of the Registration Statement.

__________________________________________________

*Filed as an exhibit to the initial filing.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Registrant hereby undertakes that it:

(1)

To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

(i)

To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(ii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including, but not limited to, any addition or deletion of managing underwriter;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iii)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(iv)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(v)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

(7)

For the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed pursuant to Rule 424()(3) shall be deemed to be a part of this registration statement as of the date the filed prospectus is deemed part of and included in this registration statement;

(ii)

Each prospectus require to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed incorporated by reference into the registration statement or prospectus that is a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in any document incorporated or deemed incorporated by reference into the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Detroit, Michigan on the 22nd day of October, 2007.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

By:

/s/ T. Michael Ansley

         T. Michael Ansley

         President, Principal Executive Officer and Director

By:

/s/ Jason T. Curtis

         Jason T. Curtis

        Chief Operating Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date stated.

Signatures
/s/ T. Michael Ansley T. Michael Ansley President, Principal Executive Officer, Director and Chairman of the Board	Dated: October 22, 2007
/s/ Jason T. Curtis Jason T. Curtis Chief Operating Officer	Dated: October 22, 2007
/s/ David Ligotti David Ligotti Director	Dated: October 22, 2007
/s/ Jay Alan Dusenberry Jay Alan Dusenberry Treasurer/Director	Dated: October 22, 2007
/s/ David Gregory Burke David Gregory Burke Secretary/Director	Dated: October 22, 2007
/s/ Gregory J. Stevens Gregory J. Stevens Director	Dated: October 22, 2007

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints T. Michael Ansley, with full power of substitution, his true and lawful attorney-in-fact and agent to do any and all acts and things in his name and on his behalf in his capacities indicated below which he may deem necessary or advisable to enable Diversified Restaurant Holdings, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for his in his name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated below.

Signatures
/s/ T. Michael Ansley T. Michael Ansley President, Principal Executive Officer, Director and Chairman of the Board	Dated: October 22, 2007
/s/ Jason T. Curtis Jason T. Curtis Chief Operating Officer	Dated: October 22, 2007
/s/ David Ligotti David Ligotti Director	Dated: October 22, 2007
/s/ Jay Alan Dusenberry Jay Alan Dusenberry Treasurer/Director	Dated: October 22, 2007
/s/ David Gregory Burke David Gregory Burke Secretary/Director	Dated: October 22, 2007
/s/ Gregory J. Stevens Gregory J. Stevens Director	Dated: October 22, 2007